Exhibit 4.8

EXECUTION COPY

AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED

MASTER INDENTURE

This Amendment No. 2 to the Second Amended and Restated Master Indenture (this “Amendment”), is entered into as of this 14th day of December, 2017, by and among Spirit Master Funding, LLC (“SMF”), Spirit Master Funding II, LLC (“SMF II”), Spirit Master Funding III, LLC (“SMF III”), Spirit Master Funding VI, LLC (“SMF VI”), Spirit Master Funding VIII, LLC (“SMF VIII” and, collectively with the Initial Issuers and SMF VI, the “Issuers”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, SMF, SMF II, SMF III and the Indenture Trustee entered into that certain Second Amended and Restated Master Indenture, dated as of May 20, 2014 (the “Master Indenture”);

WHEREAS, the Issuers and the Indenture Trustee have entered that certain Series 2017-1 Supplement to the Master Indenture, dated as of December 14, 2017, in connection with the issuance of the Series 2017-1 Notes;

WHEREAS, Section 8.04 of the Master Indenture permits the Issuers and the Indenture Trustee to amend any Transaction Document in connection with a New Issuance, subject to the conditions set forth therein;

WHEREAS, the Rating Condition has been satisfied with respect to the amendments set forth in this Amendment;

WHEREAS, the parties hereto desire, in accordance with Section 8.04 of the Master Indenture, to amend the Master Indenture as provided herein; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Master Indenture.

2. Amendments to the Master Indenture. The Master Indenture is hereby amended as follows:

(a) Definitions. (i) The following definitions shall hereby be incorporated in alphabetical order into Section 1.01 of the Master Indenture, and if any such definition is already found in Section 1.01 of the Master Indenture, shall replace it in its entirety:

“Aggregate Collateral Value”: On any date of determination, the sum of (i) the Collateral Values of the Mortgage Loans and Mortgaged Properties (that do not otherwise secure Mortgage Loans), that are included in the Collateral Pool and (ii) until the earlier of the Post-Closing Acquisition Date and the Post-Closing Deadline (in each case as specified in the most recent Series Supplement), the Collateral Values of any Post-Closing Properties identified in the most recent Series Supplement, in each case as of such date of determination.

“Aggregate Series Junior Principal Balance”: On any date of determination, the sum of the Class Principal Balances of each Class of Class B Notes of all outstanding Series, in each case after giving effect to any payments of principal on such date.

“Aggregate Series Principal Balance”: On any date of determination, the sum of (i) the Aggregate Series Senior Principal Balance and (ii) the Aggregate Series Junior Principal Balance.

“Aggregate Series Senior Principal Balance”: On any date of determination, the sum of the Class Principal Balances of each Class of Class A Notes of all outstanding Series, in each case after giving effect to any payments of principal on such date.

“Apparel”: A Business Sector comprised of retailers that derive a substantial portion of their revenues from the sale of apparel and similar consumer goods and that are classified under NAICS Code 452111 (department stores, except discount department stores).

“Automobile Dealers”: A Business Sector comprised of retailers that (i) derive a substantial portion of their revenues from the sale of automotive vehicles, including new and used car dealers, which may include as a portion of their operations automotive parts and service locations and related retail businesses and (ii) are classified under any of the following NAICS codes: new car dealers (NAICS 441110), used car dealers (441120), recreational vehicle dealers (441210) and motorcycle, ATV and all other motor vehicle dealers (NAICS 441228).

“Automotive Parts and Service”: A Business Sector comprised of retailers that (i) derive a substantial portion of their revenues from the sale of automotive parts or the provision of automotive repair and maintenance services and (ii) are classified under any of the following NAICS codes: automotive parts and accessories stores (NAICS 441310), tire dealers (NAICS 441320), general automotive repair (NAICS 811111), automotive body, paint and interior repair and maintenance (NAICS 811121), automotive oil change and lubrication shops (NAICS 811191) and all other automotive repair and maintenance (NAICS 811198).

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Dallas, Texas, or any other city in which the principal office of the Issuer, the Primary Servicing Office of the Property Manager or the Special Servicer or the Indenture Trustee’s Office is located.

“Business Sector”: Means (i) any of the following business sectors: Apparel, Automotive Dealers, Automotive Parts and Service, Building Materials, Car Washes, Convenience Stores, Distribution, Dollar Stores, Drug Stores / Pharmacies, Education, Entertainment, General Merchandise, Grocery, Health and Fitness, Home Furnishings,

Manufacturing, Medical / Other Office, Movie Theatres, Multi-Tenant, Restaurant – Casual Dining, Restaurant – Quick Service, Specialty Retail, Sporting Goods and Other, (ii) any other business sector specified in a Series Supplement or (iii) any other business sector designated by the Issuer provided that the Rating Condition is satisfied with respect to such designation and the Maximum Asset Concentration with respect to such business sector does not exceed 10.0%.

“Cashflow Coverage Amount”: As defined in Section 2.11(b).

“Class A Notes”: With respect to any Series, any Class of Notes that is designated as a Class of “Class A Notes” in the applicable Series Supplement (regardless of any numerical designation).

“Class B Deferred Interest”: If applicable to the Class B Notes of a Series, as defined in the applicable Series Supplement.

“Class B Notes”: With respect to any Series, any Class of Notes that is designated as a Class of “Class B Notes” in the applicable Series Supplement (regardless of any numerical designation).

“Closing Date Period”: Any period commencing on the most recent Series Closing Date until (and excluding) the next occurring Series Closing Date.

“Collateral Agency Agreement”: The Second Amended, Restated and Consolidated Collateral Agency Agreement, dated as of May 20, 2014, among the Collateral Agent, the Issuers, each Joining Party Issuer (as defined in the Collateral Agency Agreement), each Joining Party Lender (as defined in the Collateral Agency Agreement), Spirit Realty and Spirit SPE Warehouse Funding, LLC, as amended, supplemented or modified from time to time and any other collateral agency agreement as set forth in a Series Supplement.

“Custody Agreement”: The Second Amended and Restated Custody Agreement, dated as of May 20, 2014, among the Issuers, the Trustee, the Custodian and any joining party issuers, each as a co-issuer, as the same may be amended, supplemented or modified from time to time.

“Distribution”: The Business Sector comprised of Process, Physical Distribution, and Logistics Consulting Services (NAICS 541614).

“Early Amortization Event”: An Early Amortization Event will occur (A) as of any Determination Date, if the Average Cashflow Coverage Ratio for such Determination Date is less than the Early Amortization Threshold; provided that, following the occurrence of any such Early Amortization Event, if, as of any date of determination, the Cashflow Coverage Ratio as of the three most recent Determination Dates (including any Determination Date occurring on such date of determination) exceeded the Early Amortization Threshold as of such date of determination, then such Early Amortization Event will be deemed to be cured for all purposes and no longer continuing as of such date of determination; (B) if an Event of Default shall have occurred and shall not have been cured or waived in accordance with this Indenture; (C) if the Issuers do not repay the Class Principal Balance of any Class of Notes in full on or prior to the Anticipated Repayment Date for such Class of Notes, provided, that if the Class Principal

Balance of such Class of Notes is subsequently repaid in full, then such Early Amortization Event will be deemed to have been cured for all purposes and no longer continuing; or (D) if any other “Early Amortization Event” occurs as may be set forth in a Series Supplement that is specified as applying to any Series (but only with respect to such Series for which such “Early Amortization Event” applies). An Early Amortization Event under clause (A) of the definition above may be cured no more than five times in total (after which such Early Amortization Event may no longer be cured).

“Early Refinancing Prepayment”: With respect to any Series, as defined in the applicable Series Supplement.

“Early Refinancing Notice Date”: With respect to any Series, as defined in the applicable Series Supplement.

“ERISA Plan”: As defined in Section 2.05(o).

“Exchange Reserve Account”: As defined in the Property Management Agreement.

“Extraordinary Expense Cap”: (i) With respect to the Extraordinary Expenses paid and payable in each calendar year and each Collection Period, an amount equal to the greater of (a) the product of $250,000 and the number of then outstanding Series and (b) 0.070% of the Aggregate Series Principal Balance (determined as of the most recent Series Closing Date (including the date hereof) and the commencement of each calendar year thereafter) per calendar year and 1/12 of such amount per Collection Period (such amount to be cumulative for each Collection Period in a calendar year if not used, although any such cumulative amount will not be carried forward into the next calendar year) and (ii) with respect to the aggregate Extraordinary Expenses paid and payable in any Closing Date Period, $7,500,000.

“Indenture Trustee Fee”: As of any date of determination, a per annum amount equal to the sum of (i) the product of (x) $10,000 and (y) the number of Series of Notes Outstanding as of such date of determination that were issued prior to the Series 2017-1 Closing Date and (ii) the product of (x) $12,000 and (y) the number of Series of Notes Outstanding as of such date of determination that were issued on or after the Series 2017-1 Closing Date.

“Indenture Trustee’s Office”: The corporate trust office of the Indenture Trustee at which at any particular time its mortgage-backed securities trust business with respect to this Indenture shall be administered, which office at the date of the execution of this Indenture is located at (i) solely for purposes of the transfer, surrender or exchange of Notes, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310 Attention: Securities Window – Spirit Master Funding and (ii) for all other purposes, 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust – Spirit Master Funding, or at such other address as the Indenture Trustee or Note Registrar may designate from time to time.

“Issuer Expense Cap”: (i) With respect to Issuer Expenses paid and payable in each calendar year and each Collection Period, an amount equal to 0.050% of the Aggregate Series Principal Balance (determined as of the most recent Series Closing Date (including the date hereof) and the commencement of each calendar year thereafter) per calendar year and 1/12 of such amount per Collection Period (such amount to be cumulative for each Collection Period in a calendar year if not used, although any such cumulative amount will not be carried forward into the next calendar year) and (ii) with respect to the aggregate Issuer Expenses paid and payable in any Closing Date Period, $7,500,000; provided, that, if the Rating Condition is satisfied, the Issuer Expense Cap specified in either clause (i) or (ii) will be such higher amount as proposed by an Issuer in its sole discretion.

“Issuer’s Office”: For any of Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC or Spirit Master Funding VIII, LLC, the principal office of such Issuer, which office as of the date hereof is located at Spirit Realty Capital, Inc., 2727 N. Harwood Street, Ste 300, Dallas, TX 75201, Attention: Jay Young. The principal office of any Issuer (other than Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC) is located at the address provided in the related LLC Agreement.

“Junior Pro Rata Share”: With respect to any Series and any Payment Date and any amount, the product of (i) such amount and (ii) the result of (x) the sum of the Class Principal Balances of each Class of Class B Notes of such Series divided by (y) the Aggregate Series Junior Principal Balance.

“Junior Qualified Intermediary Fee”: A fee payable to the Qualified Intermediary in an amount as shall be agreed to by the Qualified Intermediary and the Issuers and notified in writing to the Indenture Trustee.

“Liquidity Reserve Account”: The segregated account established in the name of the Indenture Trustee pursuant to Section 2.21 hereof.

“Note Interest”: On any Payment Date for any Class of Notes, the interest accrued during the related Accrual Period at the Note Rate for such Class, applied to the Class Principal Balance of such Class on such Payment Date before giving effect to any payments of principal on such Payment Date. The Note Interest with respect to each Class of Notes will be calculated on a 30/360 basis or actual/360 basis, as indicated in the applicable Series Supplement. If a Special Amortization Event is specified as being applicable to any Class of Class B Notes in the applicable Series Supplement, Note Interest shall cease to accrue on such Class B Notes for so long as such Special Amortization Event shall have occurred and be continuing, and Class B Deferred Interest shall accrue during such period with respect to the Class B Notes of such Series.

“Permitted Investments”: As defined in the Property Management Agreement.

“Plan Asset Regulation”: As defined in Section 2.05(o).

“Qualified Intermediary”: As defined in the Property Management Agreement.

“Requisite Global Majority”: The Noteholders (other than Spirit Realty, any Issuer, or any Affiliate of any of them) that own in the aggregate more than 66 2/3% of the Aggregate Series Principal Balance (excluding, for the purposes of this determination, any Notes held by Spirit Realty, any Issuer or any Affiliate of any of them).

“Restaurant – Casual Dining”: A Business Sector comprised of facilities at which operators provide food services to patrons who generally order and are served while seated and pay after eating and that are classified under NAICS code 722511 (full-service restaurants).

“Restaurant – Quick Service”: A Business Sector comprised of facilities at which operators provide food services where patrons generally order or select items and pay before eating and that are classified under either of the following NAICS codes: limited-service restaurants (NAICS 722513) and snack and nonalcoholic beverage bars (NAICS 722515).

“Scheduled Class A Principal Payment”: Means (i) with respect to any Series of Notes issued on or after the Series 2017-1 Closing Date, as defined in the applicable Series Supplement and (ii) with respect to any Series of Notes issued prior to the Series 2017-1 Closing Date, the meaning ascribed to the term “Scheduled Principal Payment” in the applicable Series Supplement.

“Scheduled Class B Principal Payment”: With respect to any Series of Notes issued on or after Series 2017-1 Closing Date, as defined in the applicable Series Supplement.

“Scheduled Principal Payment”: With respect to any Series of Notes, as defined in the applicable Series Supplement.

“Senior Pro Rata Share”: With respect to any Series and any Payment Date and any amount, the product of (i) such amount and (ii) the result of (x) the sum of the Class Principal Balances of each Class of Class A Notes of such Series divided by (y) the Aggregate Series Senior Principal Balance.

“Senior Qualified Intermediary Fee”: A fee payable to the Qualified Intermediary pursuant to Section 2.11, which fee shall be equal to zero or such greater amount for which the Rating Condition is satisfied and the Indenture Trustee has been notified in writing.

“Series 2017-1 Closing Date”: December 14, 2017.

“Similar Law”: As defined in Section 2.05(o).

“Special Amortization Event”: With respect to the Class B Notes of any Series, as defined in the applicable Series Supplement.

“Specialty Retail”: A Business Sector comprised of retailers engaged in the sale of new specialty products and that are classified under either of the following NAICS codes: all other home furnishing stores (NAICS 442299) and nursery, garden center and farm supply stores (NAICS 444220).

“Spirit MTA”: Spirit Master Trust A REIT, a publically traded REIT.

“Support Provider”: As defined in the Property Management Agreement.

“Taxable REIT Subsidiary”: An affiliate of Spirit Realty that is a “taxable REIT subsidiary” under the Code.

“Total Debt Service”: With respect to any Determination Date, the sum of (a) the aggregate Scheduled Principal Payment and Note Interest with respect to all Classes of Notes, in each case due on the Payment Date relating to such Determination Date (but excluding any principal payment due on the Anticipated Repayment Date with respect to any Notes), (b)(i) the Property Management Fee, (ii) the Special Servicing Fee, if any, (iii) the Back-Up Fee, and (iv) the Indenture Trustee Fee, each as accrued during the Collection Period ending on such Determination Date and (c) any net payment due from the Issuers to any Hedge Counterparty under any applicable Hedge Agreements for such Payment Date (other than termination payments due as a result of a default or termination event with respect to any Hedge Counterparty). For the avoidance of doubt, Post ARD Additional Interest, Deferred Post ARD Additional Interest and Class B Deferred Interest will not be included in the calculation of Total Debt Service.

“Transaction Parties”: As defined in Section 2.05(o).

“Voluntary Prepayment”: Any (i) voluntary redemption of any Class of Notes, in whole or in part, in accordance with the procedures set forth in Section 7.01, or (ii) payment actually made in respect of principal of any Class of Notes on any Payment Date in connection with the application of any Unscheduled Principal Payment (using amounts described in clause (a) of the definition thereof), other than any portion thereof consisting of Property Insurance Proceeds, Condemnation Proceeds and amounts received in respect of a Specially Serviced Asset or a repurchase due to a Collateral Defect or, if applicable, the application of any Post-Closing Unscheduled Principal Amount.

(ii) The following definitions shall be deleted in their entirety from Section 1.01 of the Master Indenture: “Automotive Parts and Services”; “Industry Group”; “Pro Rata Share”; “Restaurants/Casual Dining”; “Restaurants/Quick Service”; and “Specialty Retailer”.

(b) Subsection (viii) of the Granting Clause shall be deleted in its entirety and replaced with the following:

“(viii) the Collection Account, the Release Account, the Lockbox Accounts, the Cashflow Coverage Reserve Account, the Liquidity Reserve Account, the Post-Closing Acquisition Reserve Account, the Exchange Reserve Account, the Payment Account, any sub-accounts of such accounts and any other accounts established under the Transaction Documents for purposes of receiving, retaining and distributing amounts received in respect of the Collateral Pool and making payments to the holders of the Notes and making distributions to the holders of the LLC Interests, and all funds and Permitted Investments as may from time to time be deposited therein,”

(c) Section 2.04(e)(vii) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“(vii) the Issuers have delivered to the Indenture Trustee an Officer’s Certificate, dated the applicable Series Closing Date (upon which the Indenture Trustee may rely), to the effect that (1) based on the facts known to the Person executing such Officer’s Certificate, the Issuers reasonably believe that (a) no uncured Event of Default is continuing at the time of such New Issuance and that such New Issuance shall not result in the occurrence of an Event of Default or (b) the proceeds of such New Issuance will be used to redeem the Outstanding Notes in full and pay all accrued and unpaid Note Interest, Post-ARD Additional Interest, Deferred Post-ARD Additional Interest and Class B Deferred Interest with respect to such Outstanding Notes, (2)(a) no uncured Early Amortization Event is continuing at the time of such New Issuance and such New Issuance will not result in the occurrence of an Early Amortization Event or (b) the proceeds of such New Issuance will be used to cure each such Early Amortization Event and pay all accrued and unpaid Note Interest, Post-ARD Additional Interest, Deferred Post-ARD Additional Interest and Class B Deferred Interest and (3) all conditions precedent in this Indenture to such New Issuance have been satisfied.”

(d) Section 2.05(o)(13) and (14) of the Master Indenture are hereby deleted in their entirety and replaced with the following:

“(13) Such purchaser acknowledges that each Note will bear the legends to the extent set forth on the Exhibits A-1, A-2 and A-3 to this Indenture.

(14) Either (1) it is not acquiring a Note (or any interest therein) with the assets of a Plan or any governmental, non-U.S., church, or other plan that is subject to any non-U.S., federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”); or (2) (x) it will treat such Note as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and (y) the acquisition and holding of the Notes (or any interest therein) by it will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation under any applicable Similar Law.”

(e) The following shall be inserted as a new Section 2.05(o)(15) to the Master Indenture:

“(15) If such purchaser is an “employee benefit plan”, as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, or an entity whose underlying assets are considered to include “plan assets” pursuant to 29 C.R.F. Section 2510.3-101 as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”) of an “employee benefit plan” (an “ERISA Plan”), such purchaser represents and warrants that (1) none of the Issuers, the Initial Purchaser or any of their respective affiliates (the “Transaction Parties”) has acted as the ERISA Plan’s fiduciary within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser’s decision to acquire and hold a

Note (or any interest therein), and none of the Transaction Parties or their affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer a Note (or any interest therein), and (2) the decision to acquire a Note (or any interest therein) has been made by a duly authorized fiduciary of the ERISA Plan that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Transaction Parties and their affiliates and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to invest in a Note (or any interest therein)); (iv) has been fairly informed that the Transaction Parties and their affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition and holding of a Note (or any interest therein); (v) has been fairly informed that the Transaction Parties and their affiliates have financial interests in the ERISA Plan’s purchase and holding of the Notes (or any interest therein), which interests may conflict with the interest of the ERISA Plan, as more fully described in this Private Placement Memorandum and related documentation; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold a Note (or any interest therein) and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in a Note (or any interest therein); and (vii) is not paying any Transaction Party or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition and holding of a Note (or any interest therein).”

(f) Section 2.11(a) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“(a) Subject to Section 2.11(b), the applicable Issuers agree to pay:

(i)	on each Payment Date prior to the Legal Final Payment Date for any Class of Notes, interest (but, in the case of payments of Class B Deferred Interest, Post-ARD Additional Interest and Deferred Post-ARD Additional Interest in respect of such Class of Notes, only to the extent of the Available Amount allocated for such purpose pursuant to Section 2.11(b)) on and principal (but, in the case of payments of principal of such Class of Notes, only to the extent of the Available Amount allocated for such purpose pursuant to Section 2.11(b)) of such Class of Notes in the amounts and in accordance with the priorities set forth in Section 2.11(b); and

(ii)	on the Legal Final Payment Date for any Class of Notes, the entire applicable Class Principal Balance for such Class of Notes (but only to the extent of the Available Amount allocated for such purpose pursuant to Section 2.11(b)), together with all accrued and unpaid interest thereon (but, in the case of payments of Class B Deferred Interest, Post-ARD Additional Interest and Deferred Post-ARD Additional Interest in respect of such Class of Notes, only to the extent of the Available Amount allocated for such purpose pursuant to Section 2.11(b)).

Amounts properly withheld under the Code by any Person from a payment to any Holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note as provided in Section 2.11(b), shall be considered as having been paid by the applicable Issuers to such Noteholder for all purposes of this Indenture.”

(g) Subsection (2) of the definition of “Collateral Pool Expenses” in Section 2.11(b) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“(2) to the extent not withdrawn from the Collection Account by the Property Manager on or prior to the applicable Remittance Date in accordance with the Property Management Agreement, on a pro rata basis (based on amounts owing pursuant to this clause (2)), (I) to the Indenture Trustee, the earned and unpaid Indenture Trustee Fees, (II) to the Property Manager, the earned and unpaid Property Management Fee, (III) to the extent not already paid pursuant to clause (1) above, to the Special Servicer, any earned and unpaid Special Servicing Fees, (IV) to the Back-Up Manager, the earned and unpaid Back-Up Fee, (V) to the Qualified Intermediary, the Senior Qualified Intermediary Fee, (VI) to the parties entitled thereto, the amount of any accrued and unpaid Issuer Expenses (the amount allocated pursuant to this sub-clause (VI) for any Payment Date shall not exceed the Issuer Expense Cap, unless an Event of Default resulting in the acceleration of the Notes has occurred and is then continuing, in which case, such Issuer Expense Cap limit will not apply), (VII) first, to the Indenture Trustee, and second, pari passu, to the Property Manager or the Back-Up Manager, as applicable, reimbursement for unreimbursed P&I Advances (provided that, unless such P&I Advance has been determined to constitute a Nonrecoverable Advance, such reimbursement will not cause a P&I Shortfall or increase the amount of any P&I Shortfall in respect of such Payment Date) and unreimbursed Property Protection Advances that have been determined to constitute Nonrecoverable Advances (in each case plus accrued and unpaid interest thereon) and (VIII) (a) first, to the Indenture Trustee and (b) second, to each other relevant party, any accrued and unpaid Extraordinary Expenses for which amounts have not already been allocated pursuant to sub-clauses (I) through (VII) above (the amount allocated pursuant to this sub-clause (VIII) for any Payment Date shall not exceed the Extraordinary Expense Cap, unless an Event of Default resulting in the acceleration of the Notes has occurred and is then continuing, in which case (i) such Extraordinary Expense Cap limit will not apply and (ii) indemnities due to any Issuer or any Control Person, member, manager, officer, employee or agent of any such Issuer, other than any such party in connection with its role as (or with respect to) Property Manager or Special Servicer, that would otherwise be paid pursuant to this sub-clause (VIII) will be payable only after payments due to the Noteholders pursuant to the allocation of Series Available Amount below); and”

(h) The definition of “Series Available Amount” in Section 2.11 of the Master Indenture shall be deleted in its entirety and replaced with the following:

“The Available Amount remaining on any Payment Date after payment of Collateral Pool Expenses will be allocated among each Series in the following manner and priority (such manner and priority, the “Inter-Series Priority of Payments” and the aggregate amount allocated to any Series (or the Notes of such Series) pursuant to clauses (1) through (12) below, the “Series Available Amount” with respect to such Series):

(1) pro rata, based on amounts owing to each Series with respect to this clause (1), to each Series, the aggregate Note Interest due on the Class A Notes of such Series for such Payment Date plus unpaid Note Interest in respect of such Class A Notes from any prior Payment Date (together with interest thereon at the applicable Note Rate), in each case, plus or minus, as applicable, any net payment due or proceeds received (excluding any termination payments due from an Issuer as a result of a default or termination event with respect to any hedge counterparty) in respect of such Payment Date pursuant to any Hedge Agreement related to the Class A Notes of any Series;

(2) pro rata, based on amounts owing to each Series with respect to this clause (2), to each Series, the aggregate Note Interest due on the Class B Notes of such Series for such Payment Date plus unpaid Note Interest in respect of such Class B Notes from any prior Payment Date (together with interest thereon at the applicable Note Rate), in each case, plus or minus, as applicable, any net payment due or proceeds received (excluding any termination payments due from an Issuer as a result of a default or termination event with respect to any hedge counterparty) in respect of such Payment Date pursuant to any Hedge Agreement related to the Class B Notes of any Series;

(3) so long as no Early Amortization Event has occurred and is continuing: first (a) pro rata, based on amounts owing to each Series pursuant to this clause (a), to each Series, the Scheduled Class A Principal Payments due on the Notes of such Series for such Payment Date; and second (b) to each Series, its Senior Pro Rata Share (calculated after giving effect to the application of the allocations described in clause (a) above) of the amount of the Unscheduled Principal Payments for such Payment Date, if any;

(4) so long as no Early Amortization Event has occurred and is continuing: first (a) pro rata, based on amounts owing to each Series pursuant to this clause (a), to each Series, the Scheduled Class B Principal Payments (if any) due on the Class B Notes of such Series for such Payment Date; and second (b) to each Series, its Junior Pro Rata Share (calculated after giving effect to the application of the allocations described in clause (a) above) of the amount of the Unscheduled Principal Payments for such Payment Date, if any;

(5) during the continuance of an Early Amortization Event, pro rata, based on amounts owing to each Series pursuant to this clause (5), to each Series, in reduction of the Class Principal Balance of the Class A Notes of such Series until reduced to zero;

(6) during the continuance of an Early Amortization Event, pro rata, based on amounts owing to each Series pursuant to this clause (6), to each Series, in reduction of the Class Principal Balance of the Class B Notes of such Series until reduced to zero and the aggregate Class B Deferred Interest due on the Class B Notes of such Series for such Payment Date plus unpaid Class B Deferred Interest in respect of such Class B Notes from any prior Payment Date (together with interest thereon at the applicable Note Rate);

(7) (I) if a Sweep Period is in effect (but the Average Cashflow Coverage Ratio equals or exceeds the Early Amortization Threshold) and no Early Amortization Event has otherwise occurred and is continuing, to the Cashflow Coverage Reserve Account, the sum of (a) the amount that would be required to be added to the Cashflow Coverage Ratio Numerator in respect of the applicable Determination Date to achieve a Cashflow Coverage Ratio equal to the Sweep Period Threshold on such Determination Date plus (b) the aggregate shortfalls, if any, of the amount that would have been deposited into the Cashflow Coverage Reserve Account on any prior Payment Date but for there being insufficient Available Amounts in respect of such Payment Date; or (II) if the Average Cashflow Coverage Ratio is below the Early Amortization Threshold and the Requisite Global Majority waives the related Early Amortization Event, (x) first, to each Series, its Senior Pro Rata Share, in reduction of the Class Principal Balance of the Class A Notes of each Series until reduced to zero (calculated after giving effect to the application of the allocations described in clause (3) above) of an amount equal to the sum of (a) all amounts on deposit in the Cashflow Coverage Reserve Account as of such Payment Date (immediately prior to any release of amounts from such Cashflow Coverage Reserve Account in respect of such Payment Date) plus (b) the aggregate shortfalls, if any, of the amount that would have been deposited into the Cashflow Coverage Reserve Account on any prior Payment Date but for there being insufficient Available Amounts in respect of such Payment Date (the “Cashflow Coverage Amounts”) and (y) second, to each Series, pro rata based on the Class Principal Balance of the Class B Notes of each Series and any unpaid Class B Deferred Interest due on the Class B Notes of each Series (together with interest thereon at the applicable Note Rate) (in each case, calculated after giving effect to the application of the allocations described in clause (4) above), in reduction of the Class Principal Balance of the Class B Notes of each Series until reduced to zero (calculated after giving effect to the application of the allocations described in clause (4) above), an amount equal to any remaining Cashflow Coverage Amounts;

(8) to any Hedge Counterparty, any and all amounts (including any termination payments due from an Issuer as a result of the default or termination event with respect to any Hedge Counterparty) due on such Payment Date to such Hedge Counterparty not paid pursuant to the allocation described in clause (1) or (2) above, pro rata, based on such amounts due to such Hedge Counterparties pursuant to this clause (8);

(9) pro rata, based on amounts owing to each Series pursuant to this clause (9), to each Series, the Make Whole Payments, if any, due on the Class A Notes of such Series in respect of such Payment Date plus any unpaid Make Whole Payments in respect of such Class A Notes of such Series from any prior Payment Date;

(10) pro rata, based on amounts owing to each Series pursuant to this clause (10), to each Series, the Make Whole Payments, if any, due on the Class B Notes of such Series in respect of such Payment Date plus any unpaid Make Whole Payments in respect of such Class B Notes of such Series from any prior Payment Date;

(11) pro rata, based on amounts owing to each Series pursuant to this clause (11), to each Series, the aggregate unpaid Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, accrued on the Class A Notes of such Series as of such Payment Date; and

(12) pro rata, based on amounts owing to each Series pursuant to this clause (12), to each Series, the aggregate unpaid Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, accrued on the Class B Notes of such Series as of such Payment Date.”

(i) The paragraph immediately following the definition of “Series Available Amount” in Section 2.11 of the Master Indenture shall be deleted in its entirety and replaced with the following:

“On each Payment Date, the Indenture Trustee will apply and will pay the Series Available Amount with respect to each Series for such Payment Date for the purposes and in the order of priority indicated in the related Series Supplement. The Available Amount remaining on any Payment Date after the allocations described above in this Section 2.11(b) shall be applied first, to the payment of the Junior Qualified Intermediary Fee, second, to the payment of accrued and unpaid Issuer Expenses and Extraordinary Expenses not paid from the Available Amount in accordance with such allocations, and third, pro rata, to the Issuers (such amounts to be released from the lien of this Indenture) or, at the option of any Issuer, with respect to its pro rata share of such remaining Available Amount, to the Release Account.”

(j) Section 2.18(d) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“If, on any Determination Date, the Indenture Trustee shall have determined (based on information with respect to the Mortgage Loan and Mortgaged Properties and Leases provided to it by the Property Manager and the Special Servicer) that the Available Amount for the related Payment Date is not sufficient to make, in full, the payments set forth in clauses (1) through (3)(a) and 4(a) of the Inter-Series Priority of Payments pursuant to Section 2.11(b) (the amount of any such insufficiency, the “Cashflow Shortfall Amount”) for the related Payment Date, the Indenture Trustee shall transfer an amount equal to the lesser of (x) such Cashflow Shortfall Amount and (y) the amount then on deposit in the Cashflow Coverage Reserve Account to the Payment Account, to be distributed as Available Amounts in respect of such Payment Date.”

(k) Section 2.18(e) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“On any Determination Date upon which a Sweep Period ceases to be continuing, all of the funds on deposit in the Cashflow Coverage Reserve Account shall be transferred to the Payment Account and treated as Available Amount in respect of the Payment Date relating to such Determination Date.”

(l) Section 2.19 of the Master Indenture shall be deleted in its entirety and replaced with the following:

“Subject to any exceptions (x) approved by the Requisite Global Majority, (y) with respect to which the Rating Condition is satisfied or (z) for any Mortgage Loans or Mortgaged Properties and Leases added to the Collateral Pool on any Series Closing Date after the Applicable Series Closing Date, as set forth in the Series Supplement for the Series issued on such Series Closing Date, (i) in connection with the issuance of any Series of Notes on any Series Closing Date occurring on or after the Applicable Series Closing Date, the applicable Issuer hereby makes the applicable representations and warranties set forth on Schedule I-A and Schedule I-B with respect to the (X) Mortgage Loans and (Y) Mortgaged Properties and any related Leases, respectively, added to the Collateral Pool by such Issuer on such Series Closing Date; provided, that such representations and warranties shall be made as of the date specified in such representation or warranty or, in the event no such date is specified with respect to any such representation or warranty, as of the applicable Transfer Date, or (ii) in any other instance in which an Issuer acquires any Mortgage Loans or Mortgaged Properties and related Leases on or after the Applicable Series Closing Date (including in connection with the addition of any Qualified Substitute Mortgage Loans and/or Qualified Substitute Mortgaged Properties to the Collateral Pool), such Issuer hereby makes the applicable representations and warranties set forth on Schedule I-A and Schedule I-B with respect to such (X) Mortgage Loans or (Y) Mortgaged Properties and any related Leases, respectively; provided, that such representations and warranties shall be made as of the date specified in such representation or warranty or, in the event no such date is specified with respect to any such representation or warranty, as of the applicable Transfer Date. Notwithstanding the foregoing, the terms and provisions and requirements of this paragraph shall not apply to any Mortgage Loans, Mortgaged Properties or Leases acquired by an Issuer from an Originator or the transactions effected by any such acquisition.

With respect to any Mortgage Loans or Mortgaged Properties and related Leases acquired by an Issuer from an Originator on or after the Applicable Series Closing Date (whether on a Series Closing Date or otherwise), the applicable Issuer shall cause (i) the applicable representations and warranties set forth on Schedule I-A and Schedule I-B with respect to (X) the Mortgage Loans and (Y) the Mortgaged Properties and any related Leases, respectively, to be made by such Originator as of the date specified in such representation or warranty or, in the event no such date is specified with respect to any such representation or warranty, as of the applicable Transfer Date (in each case subject to any exceptions approved by the Requisite Global Majority or with respect to which the Rating Condition is satisfied) and (ii) such Originator’s obligations with respect to such representations and warranties to be guaranteed by the Support Provider pursuant to a Performance Undertaking and such guarantee to be substantially similar in substance (subject to any modifications or differences with respect to which the Rating Condition is satisfied) to the analogous guarantee contained in Section 2(a) of the Series 2014 Performance Undertaking. In connection with the issuance of any Series of Notes subsequent to the Applicable Series Closing Date for which an additional Issuer is designated pursuant to a Series Supplement, such new Issuer shall cause a Performance Undertaking which contains provisions substantially similar in substance (subject to any modifications or differences with respect to which the Rating Condition is satisfied) to Sections 2(c) and 2(d) of the Series 2014 Performance Undertaking to be entered into by the Support Provider (or an Affiliate of the Support Provider with respect to which the Rating Condition is satisfied).

Notwithstanding the foregoing provisions of this Section 2.19, with respect to any Mortgage Loans or Mortgaged Properties and Leases added to the Collateral Pool after the date hereof (other than any Post-Closing Properties subject to different representations and warranties pursuant to the applicable Series Supplement), the applicable Issuer or Originator shall make (and the Support Provider shall guarantee) the representations and warranties set forth on Schedule II-A (with respect to Mortgage Loans) and Schedule II-B (with respect to Mortgaged Properties and Leases) in lieu of the representations and warranties set forth on Schedule I-A and Schedule I-B. The provisions of this Section 2.19 shall otherwise apply in full with respect to Mortgage Loans or Mortgaged Properties and Leases added to the Collateral Pool after the date hereof (other than any Post-Closing Properties subject to different representations and warranties pursuant to the applicable Series Supplement).

The sole remedy for the breach of any representations or warranties set forth on Schedule I-A, Schedule I- B, Schedule II-A or Schedule II-B shall be set forth expressly in the Property Management Agreement (and, for the avoidance of doubt, no such breach shall constitute or give rise to a default hereunder).”

(m)	The following shall be inserted as a new Section 2.21 to the Master Indenture:

“Section 2.21 Liquidity Reserve Account.

(a) On or prior to the Series 2017-1 Closing Date, the Indenture Trustee shall establish and maintain at Citibank, N.A. (or at such other financial institution as necessary to ensure that the Liquidity Reserve Account is at all times an Eligible Account or a sub-account of an Eligible Account, in each case subject to an Account Control Agreement) one or more segregated trust accounts (collectively, the “Liquidity Reserve Account”), in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders and the Issuers as their interests may appear. Funds held in the Liquidity Reserve Account shall be invested in Permitted Investments as directed by the Property Manager, or if no such direction is received, shall be held uninvested.

(b) On any Series Closing Date, the Issuers may deposit or cause to be deposited additional amounts into the Liquidity Reserve Account, provided that the funds used for such deposits are not otherwise subject to the lien of the Indenture.

(c) On any Payment Date, the Property Manager may direct the Indenture Trustee to release all (but not less than all) amounts in the Liquidity Reserve Account to or at the direction of the Issuers, provided that such release will not cause the Cashflow Coverage Ratio to be reduced to or below 1.50x. Any amounts so released from the Liquidity Reserve Account will be free and clear of the lien of the indenture and will no longer constitute Collateral. If on any Determination Date, a Cashflow Shortfall Amount exists for the related Payment Date and amounts on deposit in the Cashflow Coverage Reserve Account are insufficient to pay such Cashflow Shortfall Amount in full, the Indenture Trustee shall transfer an amount equal to the lesser of (x) any remaining Cashflow Shortfall Amount and (y) the amount then on deposit in the Liquidity Reserve Account to the Payment Account, to be applied as part of the Available Amounts in respect of such Payment Date. Upon the occurrence of an Early Amortization Event, any amounts remaining in the Liquidity Reserve Account shall be remitted to the Payment Account for application by the Indenture Trustee as part of the Available Amount.”

(n)	The following shall be inserted as a new Section 2.22 to the Master Indenture:

“Section 2.22 Subordination.

Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuers and the Holders of the Class B Notes agree, for the benefit of the Holders of the Class A Notes, that the rights of the Holders of the Class B Notes shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Article XI of this Indenture.”

(o) Subsections (a) and (b) of the definition of “Event of Default” in Section 4.01 of the Master Indenture are hereby deleted in their entirety and replaced with the following:

“(a) a default by any Issuer to pay interest on any Notes on any Payment Date (not including any Post-ARD Additional Interest, Deferred Post-ARD Additional Interest or Class B Deferred Interest);

(b) a failure to pay the principal balance of any Outstanding Notes of any Class of Notes or any Class B Deferred Interest in full on the applicable Legal Final Payment Date for such Class of Notes;”

(p) Section 5.01(d)(iv) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“(iv) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it (including any actions in respect thereof) (if, in the Indenture Trustee’s sole determination, the amount of such funds or risk or liability is reasonably expected not to exceed the amount payable to the Indenture Trustee pursuant to Section 2.11 on the immediately succeeding Payment Date, as applicable, net of the amounts specified in Section 5.04, the Indenture Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to the performance of its incidental services, including mailing of notices under Article 4, under this Indenture (it being expressly acknowledged and agreed without implied limitation that the enforcement or exercise of rights and remedies under Article IV and/or commencement of or participation in any legal proceeding does not constitute “incidental services”).”

(q) Subsections (b) and (c) of Section 7.01 of the Master Indenture are hereby deleted in their entirety and replaced with the following:

“(b) Unless otherwise specified in a Series Supplement for any Series of Notes, an optional redemption (it being understood that, for purposes of this Section 7.01, an Early Refinancing Prepayment shall constitute an Optional Redemption and the allocation and distribution of Unscheduled Principal Proceeds shall not constitute an optional redemption) with respect to such Series of Notes or any Class thereof shall occur in the following manner:

(i) Any such optional redemption of any Series or Class of Notes shall occur on a Payment Date after the Optional Repayment Date for such Series or Class of Notes; provided, that, if there is no Optional Repayment Date for any Series or Class of Notes, such Series or Class of Notes may be optionally redeemed on any Payment Date.

(ii) The applicable Issuers shall provide written notice of any such optional redemption to the Indenture Trustee at least ten (10) days prior to its exercise (or, in the case of an Early Refinancing Prepayment, at least thirty (30) days prior to its exercise), specifying the date of redemption, the Class or Classes of Notes to be redeemed, the amount of principal that will be redeemed (the “Principal Redemption Amount”) and the amount of any Make Whole Payment (or similar payment), if any, that will be due in respect of such optional redemption (such information, the “Specified Terms”). Following receipt of such notice, the Indenture Trustee, shall provide written notice to the Noteholders of the optional redemption of such Notes. Such notice to Noteholders shall to the extent practicable be delivered no later than five Business Days prior to the specified redemption date (or in the case of an Early Refinancing Prepayment, as soon as reasonably practicable after the Early Refinancing Notice Date) and shall specify (a) the Specified Terms and (b) in the event that such redemption date will constitute the Final Payment Date with respect to any Notes, that amounts will be payable on such redemption date only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

(iii) If any Class A Notes of a Series are Outstanding, the Class B Notes of such Series may not be redeemed (in whole or in part) unless the Class A Notes of such Series are simultaneously redeemed in full.

(c) In the event of any optional redemption with respect to any Notes of any Series, the applicable Issuer(s) will deposit (or cause to be deposited) amounts (other than Available Amounts) that, when combined with the Series Available Amount allocated to such Series on the Payment Date on which such optional redemption occurs, will result in sufficient funds being available in order to pay in full, pursuant to the terms of the applicable Series Supplement, (i) the Principal Redemption Amount with respect to such Notes, (ii) all accrued and unpaid interest on such Notes (including any Class B Deferred Interest and Post-ARD Additional Interest accrued thereon (together with interest thereon)) and (iii) the Make Whole Payment (or any similar payment) payable on such Notes in respect of such optional redemption. The Indenture Trustee shall treat any amounts so deposited as Series Available Amounts with respect to such Series of Notes, and such amounts shall not be available to make payments with respect to any other Series of Notes or pay any other obligations of any Issuer. In the event that any such optional redemption is to occur on any Payment Date, the applicable Issuer(s) shall deposit (or cause to be deposited) amounts (other than Available Amounts) that, when combined with the Available Amount on such Payment Date, will be sufficient in order to pay in full all Collateral Pool Expenses for such Payment Date in accordance with Section 2.11(b).”

(r) Subsection (5) of Section 8.01 of the Master Indenture shall be deleted in its entirety and replaced with the following:

“(5) to add to the covenants of any Issuer, or any other party for the benefit of the Noteholders, or to surrender any right or power conferred upon any Issuer under this Indenture, the Property Management Agreement, any Property Transfer Agreement, any Environmental Indemnity Agreement, any Performance Undertaking or any other Transaction Document;”

(s) Section 9.07(a)(vii) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“(vii) Not acquire any obligations or securities of any Affiliate of the Issuer except as contemplated by the Transaction Documents.”

(t) Section 9.08(c) of the Master Indenture shall be deleted in its entirety and replaced with the following:

“(c) change its state of organization, name, identity or organizational status, or otherwise amend the related LLC Agreement, without notifying the Indenture Trustee of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Issuer’s organizational status or any such amendment, without satisfying the Rating Condition;”

(u) The following shall be inserted as a new Section 9.11 to the Master Indenture:

“Section 9.11 Express Rights.

Notwithstanding any provision in any Transaction Document to the contrary, the following actions shall be expressly: (a) the distribution of some or all of the outstanding shares of Spirit MTA’s common stock to Spirit Realty’s stockholders, (ii) the assignment of the LLC Interests subject only to the conditions set forth in Section 9.02 of the LLC Agreement of SMF I, SMF II and SMF III or Section 36 of the LLC Agreement of SMF VI and SMF VIII and (iii) the replacement of Spirit Realty as Property Manager and Special Servicer by a Taxable REIT Subsidiary, subject only to the express conditions described in the Property Management Agreement.”

(v) Section 12.07 of the Master Indenture shall be deleted in its entirety and replaced with the following:

“Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile or by e-mail (any email notices to the Indenture Trustee must be in the form of an attachment of a signed .pdf of other similar format file) and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of the Issuers, to Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC or Spirit Master Funding VIII, LLC, as applicable, at Spirit Realty Capital, Inc., 2727 N. Harwood Street, Ste 300, Dallas, TX 75201, Attention: Jay Young, e-mail: jyoung@spiritrealty.com, with a copy to Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, CA 90071-1560, Attention: Julian Kleindorfer, electronic mail: Julian.kleindorfer@lw.com, or to such other address as provided in the applicable Series Supplement, as applicable; (ii) in the case of the Indenture Trustee, to Citibank, N.A., at 388 Greenwich Street, New York, New York 10013, Attention: Citibank Agency & Trust – Spirit Master Funding, e-mail: john.hannon@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s e-mail address; and; and (iii) with respect to any applicable Series, in the case of any Hedge Counterparty or Rating Agency, to the address of such Hedge Counterparty or Rating Agency as provided in the applicable Series Supplement, or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.”

(w) Exhibit A-1 of the Master Indenture shall be deleted in its entirety and replaced with the form of Exhibit A-1 attached hereto as Annex I.

(x) Exhibit A-2 of the Master Indenture shall be deleted in its entirety and replaced with the form of Exhibit A-2 attached hereto as Annex II.

(y) Exhibit A-3 of the Master Indenture shall be deleted in its entirety and replaced with the form of Exhibit A-3 attached hereto as Annex III.

(z) Annex IV attached hereto shall be added to the Master Indenture as Schedule II- A.

(aa) Annex V attached hereto shall be added to the Master Indenture as Schedule II-B.

3. Reference to and Effect on the Master Indenture; Ratification.

(a) Except as specifically amended above, the Master Indenture is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Master Indenture, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Master Indenture to “this Indenture”, “Second Amended and Restated Master Indenture”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other

Transaction Document to “Indenture”, “Master Indenture”, “Second Amended and Restated Master Indenture”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Master Indenture shall mean and be a reference to the Master Indenture as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the Rating Condition has been satisfied with respect to this Amendment.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial
Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial
Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial
Officer and Treasurer

SPIRIT MASTER FUNDING VI, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial
Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial
Officer and Treasurer

CITIBANK, N.A., not in its individual capacity
but solely as Indenture Trustee

By:	/s/ Camille Tommo
Name: Camille Tommo
Title: Director

EXHIBIT A-1

FORM OF RESTRICTED GLOBAL NET-LEASE MORTGAGE NOTE

SERIES [    ], CLASS [    ] NOTE

Note Rate: [ ]%	Aggregate Series Principal Balance as of the Series Closing Date: $[ ]

Series Cut-off Date: [ ], 20[ ]	Note Principal Balance of the Class [ ] Notes as of the Series Closing Date: $[ ]

Series Closing Date: [ ], 20[ ]	Initial Note Principal Balance of this Class [ ] Note: $[ ]

First Payment Date: [ ], 20[ ]	CUSIP No.

Issuer(s): [SPIRIT]	ISIN No.

Indenture Trustee: Citibank, N.A.	Property Manager and Special Servicer: Spirit Realty, L.P.

Note No. __	Legal Final Payment Date: [ ]

A-1-1

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS OR OTHER APPLICABLE SECURITIES LAWS.

THIS NOTE AND INTERESTS IN THIS NOTE MAY NOT BE OFFERED, SOLD, REOFFERED, RESOLD, PLEDGED, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS. THIS NOTE, AND ANY BENEFICIAL INTEREST HEREIN, MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $[            ] AND $[            ] INCREMENTS IN EXCESS THEREOF. EACH PERSON WHO PURCHASES OR OTHERWISE ACQUIRES THIS NOTE (OR AN INTEREST HEREIN), BY PURCHASING OR OTHERWISE ACQUIRING SUCH NOTE OR INTEREST, IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE, FOR THE BENEFIT OF THE SPIRIT MASTER FUNDING, LLC, SPIRIT MASTER FUNDING II, LLC, SPIRIT MASTER FUNDING III, LLC, SPIRIT MASTER FUNDING VI, LLC AND SPIRIT MASTER FUNDING VIII, LLC AND ANY OTHER PERSON DESIGNATED AS AN “ISSUER” UNDER THE INDENTURE HEREINAFTER REFERRED TO (COLLECTIVELY, THE “ISSUERS”), THAT IT AND ANY PERSON FOR WHICH IT IS ACTING WILL NOT REOFFER, RESELL, PLEDGE, EXCHANGE OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND EXCEPT TO (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT ACQUIRES THIS NOTICE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) TO A PERSON WHO IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT (“REGULATION S”)) OUTSIDE THE UNITED STATES ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUERS, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, YOU SHALL BE DEEMED TO REPRESENT, COVENANT AND AGREE, FOR THE BENEFIT OF THE ISSUERS, ANY PREVIOUS HOLDER OF THIS NOTE AND THE INDENTURE TRUSTEE, THAT (1) YOU ARE NOT ACQUIRING THIS NOTE (OR

A-1-2

INTEREST HEREIN) FOR, ON BEHALF OF, OR WITH THE ASSETS OF A BENEFIT PLAN (AS DEFINED BELOW) OR WITH THE ASSETS OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) (X) YOU AGREE TO TREAT THIS NOTE (OR INTEREST HEREIN) (I) AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION (AS DEFINED HEREIN) AND (Y) THE PURCHASE AND HOLDING OF THE NOTES BY YOU WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE. FOR THESE PURPOSES, A “BENEFIT PLAN” INCLUDES (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, WHICH IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN” (AS DESCRIBED BY SECTION 4975(e)(1) OF THE CODE, WHICH IS SUBJECT TO SECTION 4975 OF THE CODE), OR (3) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS AMENDED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”) OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

FURTHER, IF YOU ARE AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (AN “ERISA PLAN”) OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF THE PLAN ASSET REGULATION) OF AN ERISA PLAN, YOU WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUERS, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”) HAS ACTED AS THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO YOUR DECISION TO ACQUIRE AND HOLD THE NOTES, AND NONE OF THE TRANSACTION PARTIES OR THEIR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS THE ERISA PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTES, AND (2) THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY OF THE ERISA PLAN THAT (I) IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. 2510.3-21(c)(1)) OF THE TRANSACTION PARTIES AND THEIR AFFILIATES AND THERE IS NO FINANCIAL INTEREST, OWNERSHIP INTEREST, OR OTHER RELATIONSHIP, AGREEMENT OR UNDERSTANDING OR OTHERWISE THAT WOULD LIMIT ITS ABILITY TO CARRY OUT ITS FIDUCIARY RESPONSIBILITY TO THE ERISA PLAN; (II) IS A BANK, INSURANCE CARRIER, REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER, OR AN INDEPENDENT FIDUCIARY THAT HOLDS, OR HAS UNDER MANAGEMENT OR CONTROL, TOTAL ASSETS OF AT

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LEAST $50 MILLION (IN EACH CASE, AS SPECIFIED IN 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE DECISION TO INVEST IN THE NOTES); (IV) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES AND THEIR AFFILIATES HAVE NOT AND WILL NOT UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PURCHASE AND HOLDING OF THE NOTES; (V) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES AND THEIR AFFILIATES HAVE FINANCIAL INTERESTS IN THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES, WHICH INTERESTS MAY CONFLICT WITH THE ERISA PLAN’S INTEREST, AS MORE FULLY DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM AND RELATED DOCUMENTATION (VI) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE AND HOLD THE NOTES AND IS RESPONSIBLE FOR EXERCISING (AND HAS EXERCISED) INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ERISA PLAN’S ASSETS IN THE NOTES; AND (VII) IS NOT PAYING ANY TRANSACTION PARTY OR ANY OF ITS AFFILIATES, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUERS OR THE NOTE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

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Spirit Master Funding, LLC, a Delaware limited liability company, Spirit Master Funding II, LLC, a Delaware limited liability company, Spirit Master Funding III, LLC, a Delaware limited liability company, Spirit Master Funding VI, LLC, a Delaware limited liability company, Spirit Master Funding VIII, LLC, a Delaware limited liability company, and each other party designated as an Issuer in any Series Supplement (each, an “Issuer” and, collectively, the “Issuers”) for value received, hereby promises to pay to [            ] or its registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of up to [                                                         ] United States dollars ($[                                    ]) which shall be payable in the amounts and at the times set forth in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due on the Legal Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below. Interest will be computed as provided in the Indenture. Principal of this Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note will not be entitled to any benefit under the Indenture or be valid for any purpose.

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IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed by the Issuers.

Dated: [                    ]

[SPIRIT]

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of a Series of Notes issued under the within mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

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SPIRIT MASTER FUNDING, LLC

SPIRIT MASTER FUNDING II, LLC

SPIRIT MASTER FUNDING III, LLC

SPIRIT MASTER FUNDING VI, LLC

SPIRIT MASTER FUNDING VIII, LLC

NET-LEASE MORTGAGE NOTES, SERIES [     ]

This Note is one of the Net-Lease Mortgage Notes, Series [     ] issued by the Issuers pursuant to a Second Amended and Restated Master Indenture, dated as of May 20, 2014 (as amended or supplemented thereafter, the “Master Indenture”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series [            ] Supplement (together with the Master Indenture and any other series supplement thereto (each, a “Series Supplement”), the “Indenture”), and will be payable solely from the assets of the Issuers (individually, the “Collateral” and, collectively, the “Collateral Pool”). To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture. This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such holder is bound.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby.

The Initial Class Principal Balance of the Series [     ] Notes (the “Class”) is $[     ]. The Class Principal Balance of such Class and any date of determination, is the Initial Class Principal Balance of such Class, as such amount is reduced by (x) any payments of principal actually made on the Notes of such Class prior to such date of determination and (y) the principal balance of any Notes of such Class canceled prior to the date of determination. Payments of principal of the Notes will be made in accordance with the provisions of, and subject to the limitations in, the Indenture. The Notes are subject to optional redemption as described in the Indenture.

[FOR CLASS B NOTES ONLY: This Note is subordinate in right of payment to the Class A Notes of each Series as described in the Indenture.]

Pursuant to the terms of the Indenture, payments of any interest, principal and other amounts payable on this Note shall be made on the Class of Notes to which this Note belongs, pro rata among the Notes of such Class based on their respective Note Principal Balance, on the 20th day of each calendar month or, if any such day is not a Business Day, then on the next succeeding Business Day (each, a “Payment Date”), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the related Record Date. All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the

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related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date. Notwithstanding the foregoing, the final payment on this Note on the Final Payment Date will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment. Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

The Notes are limited in right of payment to certain distributions on the Mortgage Loans, Mortgaged Properties and Leases and the other Collateral included in the Collateral Pool, all as more specifically set forth herein and in the Indenture. This Note does not represent an obligation of, or an interest in, Spirit Realty, L.P. or any affiliate thereof (other than the Issuer) and is not insured or guaranteed by any governmental agency or instrumentality or any other Person.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Class of Notes to which this Note belongs are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class in authorized denominations of a like Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Note or any interest herein may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. No person is obligated to register or qualify any of the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

Each transferee of a Note will be deemed to have represented, warranted and agreed that either (1) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with the assets of, (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are

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similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulation”) of such plans, accounts and arrangements or (2) (x) it will treat such Note as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and (y) such transferee’s acquisition and continued holding of such Note or Ownership Interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws. Further, each transferee of a Note that is an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code (each an “ERISA Plan”) or an entity whose underlying assets are considered to include “plan assets” (within the meaning of 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA)) of an ERISA Plan, such purchaser will be deemed to have represented and warranted that (1) none of the Issuers, Initial Purchasers or any of their respective Affiliates (the “Transaction Parties”) has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser’s decision to acquire and hold the Note, and none of the Transaction Parties shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Note, and (2) the decision to purchase the Note has been made by a duly authorized fiduciary of the ERISA Plan that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Transaction Parties and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to invest in the Note); (iv) has been fairly informed that the Transaction Parties and their affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchase and holding of the Note; (v) has been fairly informed that the Transaction Parties and their affiliates have financial interests in the ERISA Plan’s purchase and holding of the Note, which interests may conflict with the interest of the ERISA Plan, as more fully described in this Private Placement Memorandum and related documentation; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase and hold the Note and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Note; and (vii) is not paying any Transaction Party or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s purchase and holding of the Notes.

The Issuers, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuers, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary. Each of the Noteholders, by its acceptance of a Note, and each beneficial owner of such Note hereby covenants and agrees that, prior to the date which is two years and thirty-one days after the payment in full of the last maturing Note, it will not institute against, or join with, encourage or cooperate with any Person in instituting, against an Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law.

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The Indenture, the Property Management Agreement, any Property Transfer Agreements and the Notes are subject to amendment, including by supplemental indenture, from time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Collateral Pool (to the extent of its rights therein) for payments hereunder.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Net-Lease Mortgage Note of a like Note Principal Balance and Class to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to                      for the account of                                  Payments made by check (such check to be made payable to                                              ) and all applicable statements and notices should be mailed to                                                                              .

This information is provided by                                                                      , the Assignee named above,
or                                                                  , as its agent.

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Annex II

EXHIBIT A-2

FORM OF REGULATION S GLOBAL NET-LEASE MORTGAGE NOTE

[TEMPORARY] [PERMANENT] REGULATION S GLOBAL NOTE

SERIES [    ], CLASS [    ] NOTE

Note Rate: [ ]%	Aggregate Series Principal Balance as of the Series Closing Date: $[ ]

Series Cut-off Date: [ ], 20[ ]	Note Principal Balance of the Class [ ] Notes as of the Series Closing Date: $[ ]

Series Closing Date: [ ], 20[ ]	Initial Note Principal Balance of this Class [ ] Note: $[ ]

First Payment Date: [ ], 20[ ]	CUSIP No.

Issuer(s): [SPIRIT]	ISIN No.

Indenture Trustee: Citibank, N.A.	Property Manager and Special Servicer: Spirit Realty, L.P.

Note No.	Legal Final Payment Date: [ ]

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NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE OR OTHER APPLICABLE SECURITIES LAWS.

[UNTIL 40 DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (3) TO THE ISSUERS.]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUERS OR THE NOTE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, YOU SHALL BE DEEMED TO REPRESENT, COVENANT AND AGREE, FOR THE BENEFIT OF THE ISSUERS, ANY PREVIOUS HOLDER OF THIS NOTE AND THE

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INDENTURE TRUSTEE, THAT (1) YOU ARE NOT ACQUIRING THIS NOTE (OR INTEREST HEREIN) FOR, ON BEHALF OF, OR WITH THE ASSETS OF A BENEFIT PLAN (AS DEFINED BELOW) OR WITH THE ASSETS OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) (X) YOU AGREE TO TREAT THIS NOTE (OR INTEREST HEREIN) (I) AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION (AS DEFINED HEREIN) AND (Y) THE PURCHASE AND HOLDING OF THE NOTES BY YOU WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE. FOR THESE PURPOSES, A “BENEFIT PLAN” INCLUDES (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, WHICH IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN” (AS DESCRIBED BY SECTION 4975(e)(1) OF THE CODE, WHICH IS SUBJECT TO SECTION 4975 OF THE CODE), OR (3) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS AMENDED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”) OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

FURTHER, IF YOU ARE AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (AN “ERISA PLAN”) OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF THE PLAN ASSET REGULATION) OF AN ERISA PLAN, YOU WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUERS, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”) HAS ACTED AS THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE ERISA PLAN’S DECISION TO ACQUIRE AND HOLD THE NOTES, AND NONE OF THE TRANSACTION PARTIES OR THEIR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS THE ERISA PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTES, AND (2) THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (I) IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. 2510.3-21(c)(1)) OF THE TRANSACTION PARTIES AND THEIR AFFILIATES AND THERE IS NO FINANCIAL INTEREST, OWNERSHIP INTEREST, OR OTHER RELATIONSHIP, AGREEMENT OR UNDERSTANDING OR OTHERWISE THAT WOULD LIMIT ITS ABILITY TO CARRY OUT ITS FIDUCIARY RESPONSIBILITY TO THE ERISA PLAN; (II) IS A BANK, INSURANCE CARRIER, REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER, OR AN INDEPENDENT FIDUCIARY THAT HOLDS, OR HAS UNDER MANAGEMENT OR

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CONTROL, TOTAL ASSETS OF AT LEAST $50 MILLION (IN EACH CASE, AS SPECIFIED IN 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE DECISION TO INVEST IN THE NOTES); (IV) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES AND THEIR AFFILIATES HAVE NOT AND WILL NOT UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PURCHASE AND HOLDING OF THE NOTES; (V) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES AND THEIR AFFILIATES HAVE FINANCIAL INTERESTS IN THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES, WHICH INTERESTS MAY CONFLICT WITH THE ERISA PLAN’S INTEREST, AS MORE FULLY DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM AND RELATED DOCUMENTATION (VI) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE AND HOLD THE NOTES AND IS RESPONSIBLE FOR EXERCISING (AND HAS EXERCISED) INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ERISA PLAN’S ASSETS IN THE NOTES; AND (VII) IS NOT PAYING ANY TRANSACTION PARTY OR ANY OF ITS AFFILIATES, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES.

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Spirit Master Funding, LLC, a Delaware limited liability company, Spirit Master Funding II, LLC, a Delaware limited liability company, Spirit Master Funding III, LLC, a Delaware limited liability company, Spirit Master Funding VI, LLC, a Delaware limited liability company, Spirit Master Funding VIII, LLC, a Delaware limited liability company and each other party designated as an Issuer in any Series Supplement (each, an “Issuer” and, collectively, the “Issuers”) for value received, hereby promises to pay to Cede & Co. or its registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of up to [                        ] United States dollars ($[                        ]) which shall be payable in the amounts and at the times set forth in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due on the Legal Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below. Interest will be computed as provide din the Indenture. Principal of this Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note will not be entitled to any benefit under the Indenture or be valid for any purpose.

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IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed by the Issuers.

Dated: [                        ]

[SPIRIT]

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of a Series of Notes issued under the within mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

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SPIRIT MASTER FUNDING, LLC

SPIRIT MASTER FUNDING II, LLC

SPIRIT MASTER FUNDING III, LLC

SPIRIT MASTER FUNDING VI, LLC

SPIRIT MASTER FUNDING VIII, LLC

NET-LEASE MORTGAGE NOTES, SERIES [     ]

This Note is one of the Net-Lease Mortgage Notes, Series [ ] issued by the Issuers pursuant to a Second Amended and Restated Master Indenture, dated as of May 20, 2014 (as amended or supplemented thereafter, the “Master Indenture”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series [            ] Supplement (together with the Master Indenture and any other series supplement thereto (each, a “Series Supplement”), the “Indenture”), and will be payable solely from the assets of the Issuers (individually, the “Collateral” and, collectively, the “Collateral Pool”). To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture. This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such holder is bound.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby.

The Initial Class Principal Balance of the Series [     ] Notes (the “Class”) is $[     ]. The Class Principal Balance of such Class and any date of determination, is the Initial Class Principal Balance of such Class, as such amount is reduced by (x) any payments of principal actually made on the Notes of such Class prior to such date of determination and (y) the principal balance of any Notes of such Class canceled prior to the date of determination. Payments of principal of the Notes will be made in accordance with the provisions of, and subject to the limitations in, the Indenture. The Notes are subject to optional redemption as described in the Indenture.

[FOR CLASS B NOTES ONLY: This Note is subordinate in right of payment to the Class A Notes of each Series as described in the Indenture.]

Pursuant to the terms of the Indenture, payments of any interest, principal and other amounts payable on this Note shall be made on the Class of Notes to which this Note belongs, pro rata among the Notes of such Class based on their respective Note Principal Balance, on the 20th day of each calendar month or, if any such day is not a Business Day, then on the next succeeding Business Day (each, a “Payment Date”), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the related Record Date. All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable

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to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date. Notwithstanding the foregoing, the final payment on this Note on the Final Payment Date will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment. Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

The Notes are limited in right of payment to certain distributions on the Mortgage Loans, Mortgaged Properties and Leases and the other Collateral included in the Collateral Pool, all as more specifically set forth herein and in the Indenture. This Note does not represent an obligation of, or an interest in, Spirit Realty, L.P. or any affiliate thereof (other than the Issuer) and is not insured or guaranteed by any governmental agency or instrumentality or any other Person.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Class of Notes to which this Note belongs are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class in authorized denominations of a like Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Note or any interest herein may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. No person is obligated to register or qualify any of the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

Each transferee of a Note will be deemed to have represented, warranted and agreed that either (1) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with the assets of, a (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of

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29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulation”) of such plans, accounts and arrangements or (2) (x) it will treat such Note as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and (y) such transferee’s acquisition and continued holding of such Note or Ownership Interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws. Further, each transferee of a Note that is an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code (each an “ERISA Plan”) or an entity whose underlying assets are considered to include “plan assets” (within the meaning of 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA)) of an ERISA Plan, such purchaser will be deemed to have represented and warranted that (1) none of the Issuers, Initial Purchasers or any of their respective Affiliates (the “Transaction Parties”) has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser’s decision to acquire and hold the Note, and none of the Transaction Parties shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Note, and (2) the decision to purchase the Note has been made by a duly authorized fiduciary of the ERISA Plan that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Transaction Parties and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to invest in the Note); (iv) has been fairly informed that the Transaction Parties and their affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchase and holding of the Note; (v) has been fairly informed that the Transaction Parties and their affiliates have financial interests in the ERISA Plan’s purchase and holding of the Note, which interests may conflict with the interest of the ERISA Plan, as more fully described in this Private Placement Memorandum and related documentation; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase and hold the Note and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Note; and (vii) is not paying any Transaction Party or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s purchase and holding of the Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance will be issued to the designated transferee or transferees.

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No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

[After such time as the Restricted Period shall have terminated, and subject to the receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-4 to the Indenture, beneficial interests in this Note may be exchanged for an equal aggregate principal amount of beneficial interest in the Permanent Regulation S Global Note. Upon any exchange of any beneficial interest in this Note for a beneficial interest in the Permanent Regulation S Global Note, (i) this Note shall be endorsed by the Indenture Trustee to reflect the reduction of the principal amount evidenced hereby, whereupon the principal amount of this Note shall be reduced for all purposes by the amount so exchanged and endorsed and (ii) the Permanent Regulation S Global Note shall be endorsed by the Indenture Trustee to reflect the increase of the principal amount evidenced thereby, whereupon the principal amount of the Permanent Regulation S Global Note shall be increased for all purposes by the amount so exchanged and endorsed.]

The Issuers, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuers, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary. Each of the Noteholders, by its acceptance of a Note, and each beneficial owner of such Note hereby covenants and agrees that, prior to the date which is two years and thirty-one days after the payment in full of the last maturing Note, it will not institute against, or join with, encourage or cooperate with any Person in instituting, against an Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law.

The Indenture, the Property Management Agreement, any Property Transfer Agreements and the Notes are subject to amendment, including by supplemental indenture, from time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Collateral Pool (to the extent of its rights therein) for payments hereunder.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Net-Lease Mortgage Note of a like Note Principal Balance and Class to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds,
to                                  for the account of                                                            Payments made by check (such check to be made payable to                                                                          ) and all applicable statements and notices should be mailed
to                                                              .

This information is provided by                                 , the Assignee named above, or                                     , as its agent.

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Annex IV

EXHIBIT A-3

FORM OF DEFINITIVE NET-LEASE MORTGAGE NOTE

DEFINITIVE NOTE

SERIES [    ], CLASS [    ] NOTE

Note Rate: [ ]%	Aggregate Series Principal Balance as of the Series Closing Date: $[ ]

Series Cut-off Date: [ ], 20[ ]	Note Principal Balance of the Class [ ] Notes as of the Series Closing Date: $[ ]

Series Closing Date: [ ], 20[ ]	Initial Note Principal Balance of this Class [ ] Note: $[ ]

First Payment Date: [ ], 20[ ]	CUSIP No.

Issuer(s): [SPIRIT]	ISIN No.

Indenture Trustee: Citibank, N.A.	Property Manager and Special Servicer: Spirit Realty, L.P.

Note No. __	Legal Final Payment Date: [ ]

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THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THIS LEGEND.

THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, IS DEEMED TO REPRESENT, WARRANT, ACKNOWLEDGE AND AGREE, FOR THE BENEFIT OF THE SPIRIT MASTER FUNDING, LLC, SPIRIT MASTER FUNDING II, LLC, SPIRIT MASTER FUNDING III, LLC, SPIRIT MASTER FUNDING VI, LLC AND SPIRIT MASTER FUNDING VIII, LLC AND ANY OTHER PERSON DESIGNATED AS AN “ISSUER” UNDER THE INDENTURE HEREINAFTER REFERRED TO (COLLECTIVELY, THE “ISSUERS”), THAT IT WILL NOT REOFFER, RESELL, PLEDGE, EXCHANGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND ANY STATE OR OTHER APPLICABLE SECURITIES LAWS AND EXCEPT TO (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT ACQUIRES THIS NOTICE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) TO A PERSON WHO IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT (“REGULATION S”)) OUTSIDE THE UNITED STATES ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUERS, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

BY YOUR ACCEPTANCE OF THIS NOTE, YOU SHALL BE DEEMED TO REPRESENT, COVENANT AND AGREE, FOR THE BENEFIT OF THE ISSUERS, ANY PREVIOUS HOLDER OF THIS NOTE AND THE INDENTURE TRUSTEE, THAT (1) YOU ARE NOT ACQUIRING THIS NOTE FOR, ON BEHALF OF, OR WITH THE ASSETS OF A BENEFIT PLAN (AS DEFINED BELOW) OR WITH THE ASSETS OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) (X) YOU AGREE TO TREAT THIS

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NOTE (I) AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION (AS DEFINED HEREIN) AND (Y) THE PURCHASE AND HOLDING OF THE NOTES BY YOU WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE. FOR THESE PURPOSES, A “BENEFIT PLAN” INCLUDES (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA, WHICH IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN” (AS DESCRIBED BY SECTION 4975(e)(1) OF THE CODE, WHICH IS SUBJECT TO SECTION 4975 OF THE CODE), OR (3) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS AMENDED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”) OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

FURTHER, IF YOU ARE AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (AN “ERISA PLAN”) OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF THE PLAN ASSET REGULATION) OF AN ERISA PLAN, YOU WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUERS, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”) HAS ACTED AS THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE ERISA PLAN’S DECISION TO ACQUIRE AND HOLD THE NOTES, AND NONE OF THE TRANSACTION PARTIES OR THEIR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS THE ERISA PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTES, AND (2) THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (I) IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. 2510.3-21(c)(1)) OF THE TRANSACTION PARTIES AND THEIR AFFILIATES AND THERE IS NO FINANCIAL INTEREST, OWNERSHIP INTEREST, OR OTHER RELATIONSHIP, AGREEMENT OR UNDERSTANDING OR OTHERWISE THAT WOULD LIMIT ITS ABILITY TO CARRY OUT ITS FIDUCIARY RESPONSIBILITY TO THE ERISA PLAN; (II) IS A BANK, INSURANCE CARRIER, REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER, OR AN INDEPENDENT FIDUCIARY THAT HOLDS, OR HAS UNDER MANAGEMENT OR CONTROL, TOTAL ASSETS OF AT LEAST $50 MILLION (IN EACH CASE, AS SPECIFIED IN 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE DECISION TO INVEST IN THE NOTES); (IV) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES AND THEIR AFFILIATES HAVE NOT AND WILL NOT UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO

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GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PURCHASE AND HOLDING OF THE NOTES; (V) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES AND THEIR AFFILIATES HAVE FINANCIAL INTERESTS IN THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES, WHICH INTERESTS MAY CONFLICT WITH THE ERISA PLAN’S INTEREST, AS MORE FULLY DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM AND RELATED DOCUMENTATION (VI) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE AND HOLD THE NOTES AND IS RESPONSIBLE FOR EXERCISING (AND HAS EXERCISED) INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ERISA PLAN’S ASSETS IN THE NOTES; AND (VII) IS NOT PAYING ANY TRANSACTION PARTY OR ANY OF ITS AFFILIATES, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES.

THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AGREES TO TREAT THIS NOTE FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED ON OR MEASURED BY INCOME, AS INDEBTEDNESS OF THE ISSUERS AND TO REPORT THIS NOTE ON ALL APPLICABLE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT.

REDUCTIONS OF THE NOTE PRINCIPAL BALANCE OF THIS NOTE MAY BE MADE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THE NOTES ARE SOLELY OBLIGATIONS OF THE ISSUERS AND DO NOT REPRESENT OBLIGATIONS OF ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, THE INDENTURE TRUSTEE, THE COLLATERAL AGENT, THE PROPERTY MANAGER, THE SUPPORT PROVIDER, THE SPECIAL SERVICER, THE BACK-UP MANAGER, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. EACH NOTE IS ONE OF A SERIES OF NOTES, ALL OF WHICH ARE PAYABLE SOLELY FROM THE PROCEEDS OF THE COLLATERAL POOL AND FROM DRAWINGS ON THE INSURANCE POLICY. ADDITIONAL SERIES OF NOTES SECURED BY THE COLLATERAL POOL MAY ALSO BE ISSUED IN THE FUTURE. PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL POOL.

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Spirit Master Funding, LLC, a Delaware limited liability company, Spirit Master Funding II, LLC, a Delaware limited liability company, Spirit Master Funding III, LLC, a Delaware limited liability company, Spirit Master Funding VI, LLC, a Delaware limited liability company, Spirit Master Funding VIII, LLC, a Delaware limited liability company and each other party designated as an Issuer in any Series Supplement (each, an “Issuer” and, collectively, the “Issuers”) for value received, hereby promises to pay to Cede & Co. or its registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of up to [                                                                             ] United States dollars ($[                                                             ]) which shall be payable in the amounts and at the times set forth in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due on the Legal Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below. Interest will be computed as provide din the Indenture. Principal of this Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note will not be entitled to any benefit under the Indenture or be valid for any purpose.

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IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed by the Issuers.

Dated: [                        ]

[SPIRIT]

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of a Series of Notes issued under the within mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

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SPIRIT MASTER FUNDING, LLC

SPIRIT MASTER FUNDING II, LLC

SPIRIT MASTER FUNDING III, LLC

SPIRIT MASTER FUNDING VI, LLC

SPIRIT MASTER FUNDING VIII, LLC

NET-LEASE MORTGAGE NOTES, SERIES [     ]

This Note is one of the Net-Lease Mortgage Notes, Series [ ] issued by the Issuers pursuant to a Second Amended and Restated Master Indenture, dated as of May 20, 2014 (as amended or supplemented thereafter, the “Master Indenture”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as supplemented by the Series [            ] Supplement (together with the Master Indenture and any other series supplement thereto (each, a “Series Supplement”), the “Indenture”), and will be payable solely from the assets of the Issuers (individually, the “Collateral” and, collectively, the “Collateral Pool”). To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture. This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such holder is bound.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby.

The Initial Class Principal Balance of the Series [     ] Notes (the “Class”) is $[     ]. The Class Principal Balance of such Class and any date of determination, is the Initial Class Principal Balance of such Class, as such amount is reduced by (x) any payments of principal actually made on the Notes of such Class prior to such date of determination and (y) the principal balance of any Notes of such Class canceled prior to the date of determination. Payments of principal of the Notes will be made in accordance with the provisions of, and subject to the limitations in, the Indenture. The Notes are subject to optional redemption as described in the Indenture.

[FOR CLASS B NOTES ONLY: This Note is subordinate in right of payment to the Class A Notes of each Series as described in the Indenture.]

Pursuant to the terms of the Indenture, payments of any interest, principal and other amounts payable on this Note shall be made on the Class of Notes to which this Note belongs, pro rata among the Notes of such Class based on their respective Note Principal Balance, on the 20th day of each calendar month or, if any such day is not a Business Day, then on the next succeeding Business Day (each, a “Payment Date”), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the related Record Date. All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable

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to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date. Notwithstanding the foregoing, the final payment on this Note on the Final Payment Date will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment. Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

The Notes are limited in right of payment to certain distributions on the Mortgage Loans, Mortgaged Properties and Leases and the other Collateral included in the Collateral Pool, all as more specifically set forth herein and in the Indenture. This Note does not represent an obligation of, or an interest in, Spirit Realty, L.P. or any affiliate thereof (other than the Issuer) and is not insured or guaranteed by any governmental agency or instrumentality or any other Person.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Class of Notes to which this Note belongs are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class in authorized denominations of a like Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Note may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. No person is obligated to register or qualify any of the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note without registration or qualification.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

Each transferee of a Note will be deemed to have represented, warranted and agreed that either (1) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with the assets of, a (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of

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29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA) (the “Plan Asset Regulation”) of such plans, accounts and arrangements or (2) (x) it will treat such Note as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and (y) such transferee’s acquisition and continued holding of such Note or Ownership Interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws. Further, each transferee of a Note that is an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code (each an “ERISA Plan”) or an entity whose underlying assets are considered to include “plan assets” (within the meaning of 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA)) of an ERISA Plan, such purchaser will be deemed to have represented and warranted that (1) none of the Issuers, Initial Purchasers or any of their respective Affiliates (the “Transaction Parties”) has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser’s decision to acquire and hold the Note, and none of the Transaction Parties shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Note, and (2) the decision to purchase the Note has been made by a duly authorized fiduciary of the ERISA Plan that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Transaction Parties and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to invest in the Note); (iv) has been fairly informed that the Transaction Parties and their affiliates have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchase and holding of the Note; (v) has been fairly informed that the Transaction Parties and their affiliates have financial interests in the ERISA Plan’s purchase and holding of the Note, which interests may conflict with the interest of the ERISA Plan, as more fully described in this Private Placement Memorandum and related documentation; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase and hold the Note and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the Note; and (vii) is not paying any Transaction Party or any of its affiliates, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s purchase and holding of the Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class in authorized denominations evidencing the same Aggregate Series Principal Balance will be issued to the designated transferee or transferees.

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No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

The Issuers, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuers, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary. Each of the Noteholders, by its acceptance of a Note, and each beneficial owner of such Note hereby covenants and agrees that, prior to the date which is two years and thirty-one days after the payment in full of the last maturing Note, it will not institute against, or join with, encourage or cooperate with any Person in instituting, against an Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law.

The Indenture, the Property Management Agreement, any Property Transfer Agreements and the Notes are subject to amendment, including by supplemental indenture, from time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Note Registrar, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Collateral Pool (to the extent of its rights therein) for payments hereunder.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Net-Lease Mortgage Note of a like Note Principal Balance and Class to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to                              for the account of                                                                   Payments made by check (such check to be made payable to                                                          ) and all applicable statements and notices should be mailed to                                                              .

This information is provided by                                                                                                   , the Assignee named above, or                                                                                               , as its agent.

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Annex IV

SCHEDULE II-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE LOANS

ADDED TO THE COLLATERAL POOL AFTER THE SERIES 2017-1 CLOSING DATE

(a) Solely with respect to any Mortgage Loan conveyed by such Originator to an Issuer (the “Originator Conveyed Loans”), (i) immediately prior to the transfer and assignment of the Mortgage Loan to the applicable Issuer, such Originator had good and insurable fee title to, and was the sole owner and holder of, the Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Mortgage Loan and (ii) such transfer and assignment from such Originator to the Issuer of the Mortgage Loan by collateral assignment and by individual allonges of the Mortgage Notes and Assignments of the Mortgages in blank validly assigns all of Originator’s right, title and ownership of the Mortgage Loan to the Issuer (and, with respect to the Mortgage, to the Collateral Agent) free and clear of any pledge, lien, encumbrance or security interest. Solely with respect to any Mortgage Loan acquired by an Issuer from a Person other than an Originator (the “Third Party Loans”), the applicable Issuer has good and insurable fee title to, and is the sole owner and holder of, the Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Mortgage Loan.

(b) The Originator (with respect to Originator Conveyed Loans) or the seller (with respect to Third Party Loans) has full right and authority to sell, contribute, assign and transfer the Mortgage Loan to the applicable Issuer. The entire agreement with the originator (whether originated by the Originator or a different originator) is contained in the Loan Documents and there are no warranties, agreements or options regarding such Mortgage Loan or the related Mortgaged Property not set forth therein. Other than the Loan Documents, there are no agreements between any predecessor in interest in the Mortgage Loan and the Borrower. With respect to Third Party Loans, to applicable Issuer’s knowledge, the third party from whom such Issuer obtained the Mortgaged Property had full right and authority to sell, contribute, assign and transfer the Mortgage Loan to such Issuer.

(c) With respect to any Originator Conveyed Loan, the information pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule attached to the related Property Transfer Agreement (the “Mortgage Loan Schedule”) was true and correct in all material respects as of the related Transfer Date. With respect to any Third Party Loan, the information pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule, if any, attached to the related Property Transfer Agreement was, to the applicable Issuer’s knowledge, true and correct in all material respects as of the date such Issuer acquired the Mortgage Loan. The Mortgage Loan was originated (in the case of Mortgage Loans originated by an Originator) or acquired by such Originator (in the case of all other Originator Conveyed Loans) or acquired by such Issuer (in the case of any Third Party Loan) in accordance with the then current policies and procedures constituting mortgage loan underwriting, property acquisition and lease underwriting standards of the Originators (the “Underwriting Guidelines”) (at the time of such origination or acquisition) in all material respects. The related Loan File contains all of the documents and instruments required to be contained therein.

Schedule II-A-1

(d) With respect to each Mortgage Loan, the related Mortgage constitutes a valid, legally binding and enforceable first priority lien upon the related Mortgaged Property securing such Mortgage Loan and the improvements located thereon and forming a part thereof, in each case to the extent securing such Mortgage Loan, prior to all other liens and encumbrances, except for Permitted Exceptions. The lien of the Mortgage is insured by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) mortgagee’s title insurance policy (“Title Policy”), issued by a nationally recognized title insurance company, insuring the originator of the Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Exceptions (or, if a Title Policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance “marked up” (or by “pro-forma” otherwise agreed to in a closing instruction letter countersigned by the title company) as of the closing date of the Mortgage Loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. Neither the Originator (with respect to Originator Conveyed Loans) nor any Issuer (with respect to Third Party Loans) has, by act or omission, done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the Mortgage Loan to the applicable Issuer, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of such Issuer without the consent of or notice to the insurer. The following are “Permitted Exceptions” with respect to any Mortgaged Property securing a Mortgage Loan: (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, and (iii) other matters to which like properties are commonly subject, which matters referred to in clauses (i), (ii) and (iii) do not, individually or in the aggregate, materially interfere with the value of the Mortgage Loan, or do not materially interfere or restrict the current use or operation of the Mortgaged Property relating to the Mortgage Loan or do not materially interfere with the security intended to be provided by the Mortgage, the current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Mortgaged Property and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing Financing Statements.

(e) Such Originator (with respect to Originator Conveyed Loans) or the applicable Issuer (with respect to Third Party Loans) has not waived any material default, breach, violation or event of acceleration existing under the Mortgage or Mortgage Note.

(f) The Borrower has not waived any material default, breach, violation or event of acceleration by the tenant (if any) then existing under the lease (if any) then in effect with respect to the related Mortgaged Property.

Schedule II-A-2

(g) There is no valid offset, defense or counterclaim to the payment or performance obligations of the Mortgage Loan.

(h) The Mortgaged Property securing any Mortgage Loan is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan. No proceeding for the condemnation of all or any material portion of such Mortgaged Property has been commenced.

(i) The Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

(j) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making, closing and recording the Mortgage Loan, including, but not limited to, mortgage recording taxes and recording and filing fees relating to the origination of such Mortgage Loan, have been paid. Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(k) The Borrower under the related Mortgage Note, Mortgage and all other Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Mortgage Note, Mortgage and other Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(l) All improvements upon the Mortgaged Property securing any Mortgage Loan are insured under insurance policies (as described, with respect to Originator Conveyed Loans in a Schedule to the related Property Transfer Agreement entitled the “Insurance Schedule”). The Loan Documents require the Borrower to maintain, or cause the Tenant to maintain, insurance coverage (i) with respect to Originator Conveyed Loans as described on the Insurance Schedule and (ii) with respect to all Mortgage Loans all insurance required under applicable law, including, without limitation, insurance against loss by hazards with extended coverage in an amount (subject to a customary deductible) at least equal to the full replacement cost of the improvements located on such Mortgaged Property, including without limitation, flood insurance if any portion of the improvements located upon the Mortgaged Property was, at the time of the origination of the Mortgage Loan, in a flood zone area as identified in the Federal Register by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, and flood insurance was available under the then current guidelines of the Federal Insurance Administration and is in effect with a generally acceptable insurance carrier. The Loan Documents require the Borrower to maintain, or to cause the Tenant to maintain, on the Mortgaged Property securing any Mortgage Loan a fire and extended perils insurance policy, in

Schedule II-A-3

an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard “additional insured” clause (or similar clause) naming the Borrower (as landlord under the related lease, if applicable), its successors and assigns (including, without limitation, subsequent owners of the Mortgaged Property), as additional insured, and may not be reduced, terminated or canceled without thirty (and, in some cases, ten) days’ prior written notice to the additional insured. In addition, the Mortgage requires the Borrower to (i) cause the holder of the Mortgage to be named as an additional insured mortgagee and (ii) maintain (or to require the Tenant to maintain) in respect of the Mortgaged Property workers’ compensation insurance (if applicable), commercial general liability insurance in amounts generally required by such holder of the Mortgage, and at least six months’ rental or business interruption insurance. The related Loan Documents obligate the Borrower to maintain (or cause the Tenant to maintain) such insurance and, at such Borrower’s failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower’s cost and expense and to seek reimbursement therefor from such Borrower. Each such insurance policy, as applicable, is required to name the holder of the Mortgage as an additional insured or contain a mortgagee endorsement naming the holder of the Mortgage as loss payee and requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. There have been no acts or omissions that would impair the coverage of any such insurance policy or the benefits of the mortgage endorsement. All insurance contemplated in this section is maintained with insurance companies with a claims paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, and are licensed to do business in the state wherein the Borrower or the Mortgaged Property subject to the policy, as applicable, is located.

(m) The Mortgaged Property securing any Mortgage Loan was subject to one or more environmental site assessments or reports (or an update of a previously conducted assessment or report) prior to the origination of such Mortgage Loan. Neither such Originator (with respect to Originator Conveyed Mortgages) nor the applicable Issuer (with respect to Third Party Mortgages) has knowledge of any material adverse environmental conditions or circumstances affecting such Mortgaged Property that was not disclosed in the related assessment(s) or report(s). There are no material adverse environmental conditions or circumstances affecting the Mortgaged Property securing any such Mortgage Loan other than with respect to any adverse environmental condition described in such report(s), those conditions for which either (a) an environmental insurance policy has been obtained from an insurer meeting the requirements set forth in the Property Management Agreement, with limits the applicable Issuer reasonably believes to be sufficient to satisfy the remediation of such condition and any potential Issuer or Originator liability derivative of such condition or (b) remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended: (i) a program of annual integrity testing and/or monitoring was implemented in connection with the Mortgaged Property securing any such Mortgage Loan or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was implemented; or (iii) a follow-up plan that was otherwise required under applicable environmental laws or regulations was implemented. To the extent required by the then current Underwriting Guidelines (1) with respect to Originator Conveyed Loans, at the time of origination (in the case of Originator Conveyed Loans originated by an Originator) or

Schedule II-A-4

acquisition (in the case of all other Originator Conveyed Loans) or (2) with respect to any Third Party Loans, at the time of acquisition by the applicable Issuer, it was determined (or had previously been determined) that adequate funding was available for such program or plan, as applicable. The related Originator (with respect to Originator Conveyed Loans) or the related Issuer (with respect to Third Party Loans) has not taken any action with respect to the Mortgage Loan or the Mortgaged Property securing such Mortgage Loan that could subject such Issuer, or its successors and assigns in respect of the Mortgage Loan, to any liability under CERCLA or any other applicable federal, state or local environmental law, and neither the Originator (with respect to Originator Conveyed Loans) nor such Issuer (with respect to Third Party Loans) has received any actual notice of a material violation of or liability under CERCLA or any applicable federal, state or local environmental law with respect to the Mortgaged Property securing such Mortgage Loan that was not disclosed in the related report. The Mortgage or other Loan Documents require the Borrower (and, if applicable, the leases related thereto require the tenant relating thereto) to comply with all applicable federal, state and local environmental laws and regulations.

(n) The Mortgage Loan is not cross-collateralized with any mortgage loan that is not included in the Collateral Pool.

(o) The terms of the Mortgage, Mortgage Note and other Loan Documents have not been impaired, waived, altered, modified, satisfied, canceled or subordinated in any material respect, except by written instruments that are part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Mortgage.

(p) There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding lienable charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(q) Except for any Mortgage Loan secured primarily by a Leasehold Mortgaged Property, the interest of the Borrower in the Mortgaged Property consists of a fee simple estate in real property.

(r) Each Mortgage Loan is a whole loan and not a participation interest.

(s) The assignment of the Mortgage referred to in the Loan File constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the applicable Issuer or to the Collateral Agent. The Assignment of Leases and Rents set forth in the Mortgage or separate from the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Exceptions, enforceable first priority lien and first priority security interest in the Borrower’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of Mortgage or any assignment of leases and rents not included in a Mortgage, executed and delivered in favor of the applicable Issuer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such assignment of leases and rents.

Schedule II-A-5

(t) All escrow deposits relating to the Mortgage Loan that are required to be deposited with the related holder of the Mortgage Loan or its agent have been so deposited.

(u) The Mortgaged Property securing such Mortgage Loan was and is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof which create a lien prior to that created by the Mortgage, except those which are insured against by the Title Policy referred to in paragraph (c) above.

(v) As of the date of the origination of the Mortgage Loan, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property securing such Mortgage Loan at the time of origination of the Mortgage Loan lay outside the boundaries and building restriction lines of such property in any way that would materially and adversely affect the value of such Mortgaged Property or the ability to operate the Mortgaged Property as it was then being operated (unless affirmatively covered by the title insurance referred to in paragraph (e) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

(w) (i) There exists no material default, breach or event of acceleration under the Mortgage Loan or any of the Loan Documents or the related lease, if any, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration, (iii) no payment is, or, solely with respect to Originator Conveyed Loans, has previously been during any time owned by the applicable Originator, 30 or more days delinquent and (iv) no payment on any related lease is or, solely with respect to Originator Conveyed Loans, has previously been during any time owned by the applicable Originator, 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the Originator or the applicable Issuer with respect to the Mortgage Loans.

(x) In connection with the origination or acquisition, as applicable, of each Originator Conveyed Loan or the acquisition of each Third Party Loan, the applicable Originator (in the case of Originator Conveyed Loans) or the applicable Issuer or an affiliate thereof (in the case of Third Party Loans) inspected or caused to be inspected the Mortgaged Property securing the Mortgage Loan by inspection or appraisal, in either case as required in the Underwriting Guidelines then in effect at the time of such origination or acquisition.

(y) Unless specified in the Lease File, the Mortgage Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the Mortgage, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property securing the Mortgage Loan, or for negative amortization.

Schedule II-A-6

(z) No holder of the Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property securing the Mortgage Loan, directly or indirectly, for the payment of any amount required by the Mortgage Loan (other than amounts paid by any tenant as specifically provided under the related lease).

(aa) To the applicable Originator’s knowledge (with respect to Originator Conveyed Loans) or to the applicable Issuer’s knowledge (with respect to Third Party Loans), in each case based on due diligence customarily performed in the origination or acquisition of comparable mortgage loans by such Originator or such Issuer, as applicable, as of the date of origination (in the case of Originator Conveyed Loans originated by an Originator) or acquisition (in the case of other Mortgage Loans) of the Mortgage Loans by such Originator or such Issuer, as applicable, the related Borrowers, were in compliance with all applicable laws relating to the ownership and operation of the Mortgaged Properties securing the Mortgage Loan as they were then operated and were in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Mortgaged Properties as they were operated. With respect to Mortgaged Properties that are operated as franchised properties, and except with respect to Mortgage Loans for which the related tenant is the franchisor, the tenant of such Mortgaged Property has entered into a legal, valid, and binding franchise agreement and such lessee operator has represented in the applicable lease documents that, as of the date of origination (in the case of Originator Conveyed Loans originated by an Originator) or acquisition (in the case of any other Mortgage Loans) by such Originator or such Issuer, as applicable, of the Mortgage Loan, there were no defaults under the franchise agreement by such tenant.

(bb) The origination, servicing and collection practices such Originator or such Issuer has used with respect to the Mortgage Loan since such Originator’s origination or, as applicable, such Originator’s or such Issuer’s acquisition thereof have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Loan Documents and in accordance with customary industry standards.

(cc) The Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (l) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the Mortgaged Property securing the Mortgage Loan of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which the Mortgaged Property securing the Mortgage Loan is located.

(dd) The Mortgage provides that insurance proceeds and condemnation proceeds will be applied for one of the following purposes: to restore or repair the Mortgaged Property securing the Mortgage Loan; to repay the principal of the Mortgage Loan; or to be used as otherwise directed by the holder of such Mortgage.

(ee) There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to the best of such Originator’s (with respect to Originator Conveyed Loans) or such Issuer’s (with respect to Third Party Loans) knowledge, as applicable, pending against or affecting the Borrower or the

Schedule II-A-7

Mortgaged Property securing the Mortgage Loan that, if determined adversely to such Borrower or the Mortgaged Property securing the Mortgage Loan, would materially and adversely affect the value of the Mortgaged Property securing the Mortgage Loan or the ability of the Borrower to pay principal, interest or any other amounts due under the Mortgage Loan or the related lease (if any), as applicable.

(ff) If the Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage. Except in connection with a trustee’s sale or as otherwise required by applicable law, after default by the Borrower, no fees or expenses are payable to such trustee.

(gg) Except in cases where either (i) a release of a portion of the Mortgaged Property securing the Mortgage Loan was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan or (ii) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the Mortgage Note or Mortgage do not require the holder thereof to release all or any portion of the Mortgaged Property securing the Mortgage Loan from the lien of the Mortgage except upon payment in full of all amounts due under the Mortgage Loan.

(hh) The Mortgage does not permit the Mortgaged Property securing the Mortgage Loan to be encumbered by any lien junior to or of equal priority with the lien of the Mortgage (excluding any lien relating to another Mortgage Loan that is cross-collateralized with the Mortgage Loan) without the prior written consent of the holder thereof.

(ii) The Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(jj) As of the date of origination (in the case of Originator Conveyed Loans originated by an Originator) or acquisition (in the case of any other Originator Conveyed Loans) by an Originator or acquisition (in the case of Third Party Loans) by an Issuer (and to such Issuer’s knowledge), the Borrower (if not a natural person) was duly organized and validly existing under the laws of the state of its jurisdiction.

(kk) The Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, or any controlling interest in the Borrower, is directly or indirectly transferred or sold.

(ll) The Loan Documents for each of the Mortgage Loans generally provide that the Borrower is to provide periodic financial and operating reports including, without limitation, annual profit and loss statements, statements of cash flow and other related information that the applicable Issuer reasonably requests from time to time.

(mm) To such Originator’s actual knowledge, based upon zoning letters, zoning reports, the Title Policy insuring the lien of the Mortgage, historical use and/or other due diligence customarily performed by such Originator in connection with the origination or acquisition, as applicable, of comparable mortgage loans, the improvements located on or forming part of such Mortgaged Property securing the Mortgage Loan comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses).

Schedule II-A-8

(nn) Any Mortgaged Property securing the Mortgage Loan is located within one of the 50 United States or the District of Columbia.

(oo) With respect to a Mortgage Loan secured by Mortgaged Property located in “seismic zones” 3 or 4 to the extent the probable maximum loss exceeds 20%, the Borrower has obtained, and is required under the Loan Documents to maintain, or is required to cause the applicable tenant to maintain (and the tenant has obtained), or the applicable Issuer has obtained earthquake insurance with respect to the improvements on and forming a part of such Mortgaged Property.

(pp) Such Originator (with respect to Originator Conveyed Loans) or such Issuer (with respect to Third Party Loans) does not have knowledge of any circumstance or condition with respect to such Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, the related lease (if any) or the Borrower’s or the tenant’s credit standing (if any) that could reasonably be expected to cause such Issuer to regard such Mortgage Loan as unacceptable security, cause such Mortgage Loan or the related lease to become delinquent or have a material adverse effect on the value or marketability of such Mortgage Loan.

(qq) The Mortgaged Property securing the Mortgage Loan has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property securing the Mortgage Loan as presently used and enjoyed are located in such public rights-of-way abutting such Mortgaged Property or are the subject of access easements for the benefit of the Mortgaged Property, and all such utilities are connected so as to serve such Mortgaged Property without passing over other property or are the subject of access easements for the benefit of such Mortgaged Property. All roads necessary for the full use of the Mortgaged Property securing the Mortgage Loan for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Mortgaged Property.

(rr) None of the Mortgage Loans are construction loans.

(ss) With respect to any Mortgage Loan where all or a material portion of the collateral securing such Mortgage Loan is a Leasehold Mortgaged Property, and the related Mortgage does not also encumber the related ground lessor’s fee interest in such Mortgaged Property, based upon the terms of the applicable ground lease and any estoppel letter or other writing received from the ground lessor and included in the related Loan File and, if applicable, the related mortgage:

Schedule II-A-9

(1) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lessor has permitted the interest of the related lessee to be encumbered by the related Mortgage. To the best of the related Originator’s (with respect to Originator Conveyed Mortgage Loans) or Issuer’s (with respect to Third Party Loans) knowledge, as applicable, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related Loan File.

(2) The ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and any such action without such consent is not binding on the lender, its successors or assigns.

(3) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan.

(4) Based on the Title Policy referenced in paragraph (d) above, the ground leasehold interest is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, subject to permitted encumbrances and liens that encumber the ground lessor’s fee interest.

(5) The ground lease is assignable to the lender and its assigns without the consent of the ground lessor thereunder.

(6) The ground lease is in full force and effect and no default has occurred under the ground lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the ground lease.

(7) The ground lessor is required to give notice of any default by the related lessee to the lender.

(8) The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the ground lessor may terminate the ground lease.

(9) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent mortgage lender. The ground lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the ground lessee in any material manner, which would adversely affect the security provided by the related mortgage.

Schedule II-A-10

(10) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking of the related Mortgaged Property) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award.

(11) Any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the ground lessor under the related ground lease will have an option to terminate or modify such ground lease without the prior written consent of the applicable lender under the Mortgage Loan as a result of any casualty or partial condemnation, except to provide for an abatement of the rent.

(12) Provided that the applicable lender under the Mortgage Loan cures any defaults which are susceptible to being cured, the applicable ground lessor has agreed to enter into a new lease with such lender upon termination of the related ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

Solely for the purposes of this Schedule II-A: (1) an Originator Conveyed Loan will be deemed to have been originated by the Originator conveying such Mortgage Loan to an Issuer in the event that it was originated by a person who was an affiliate of such Originator as of the time of such origination and (2) an Originator Conveyed Loan will be deemed to have been acquired by the Originator conveying such Originator Conveyed Loan to an Issuer as of the earlier of (x) the date it was acquired by such Originator and (y) the date it was first acquired by an affiliate (at the time of such acquisition) of such Originator. Capitalized terms used but not defined in this Schedule II-A shall have the meanings assigned to such terms in the Indenture, or if not defined therein, in the Property Management Agreement.

Schedule II-A-11

Annex V

SCHEDULE II-B

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGED

PROPERTIES (OTHER THAN MORTGAGED PROPERTIES SECURING MORTGAGE

LOANS INCLUDED IN THE COLLATERAL POOL) AND LEASES ADDED TO THE

COLLATERAL POOL AFTER THE SERIES 2017-1 CLOSING DATE (OTHER THAN

CERTAIN POST-CLOSING PROPERTIES)

(a) Solely with respect to (i) such Mortgaged Properties conveyed by such Originator to an Issuer (the “Originator Conveyed Properties”), immediately prior to such conveyance to the applicable Issuer, such Originator owned such Mortgaged Property and (other than as contemplated in clause (gg) below) any related Lease free and clear of any and all liens and other encumbrances except for the Permitted Exceptions and (ii) such Mortgaged Properties acquired by an Issuer from a Person other than an Originator (the “Third Party Properties), the applicable Issuer owns such Mortgaged Property and any related Lease free and clear of any and all liens and other encumbrances except for the Permitted Exceptions. The following are “Permitted Exceptions” with respect to such Mortgaged Properties and Leases: (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, (iii) those purchase options described under “Description of the Mortgage Loans, the Mortgaged Properties and the Leases—Terms Governing the Leases—Third Party Purchase Option” in the private placement memorandum relating to the issuance of the most recent Series of Notes and (iv) other matters to which like properties or leases are commonly subject, which matters referred to in clauses (i), (ii), (iii) and (iv) do not, individually or in the aggregate, materially interfere with the value of such Mortgaged Property, or do not materially interfere or restrict the current use or operation of such Mortgaged Property relating to the Lease or do not materially interfere with the security intended to be provided by any mortgage, the current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Lease. Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Mortgaged Property and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing Financing Statements.

(b) With respect to Originator Conveyed Properties, such Originator has full right and authority to sell, contribute, assign, mortgage, pledge and transfer its interest in such Lease and Mortgaged Property or, to the extent that consent of a Tenant is required, such consent has been obtained. With respect to Third Party Properties, to an Issuer’s knowledge, the third party from whom such Issuer obtained the Mortgaged Property has full right and authority to sell, contribute, assign, mortgage, pledge and transfer its interest in such Lease and Mortgaged Property or, to the extent that consent of a Tenant is required, such consent was obtained.

Schedule II-B-1

(c) With respect to any Originator Conveyed Property, the information set forth in the Lease Schedule (attached to the related Property Transfer Agreement) with respect to such Mortgaged Property and Lease was true and correct in all material respects as of the related Transfer Date. With respect to any Third Party Property, the information pertaining to the Mortgaged Property set forth in the Lease Schedule (attached to the related Property Transfer Agreement) with respect to such Mortgaged Property and Lease was true and correct in all material respects as of the date an Issuer acquired the Mortgaged Property.

(d) Such Lease was not delinquent (giving effect to any applicable grace period) in the payment of any Monthly Lease Payments at any time during the immediately preceding 12 months (other than Additional Rents that are being recalculated with respect to certain Leases set forth in a schedule to the related Property Transfer Agreement) and, solely with respect to Originator Conveyed Properties, has not been, during the time owned by such Originator, 30 days or more delinquent in respect of any Monthly Lease Payment required thereunder on more than one occasion within any five year period.

(e) With respect to each Leasehold Mortgaged Property, lessor estoppels containing protection provisions have been obtained from the owner of the fee simple interest in such Mortgaged Property.

(f) (i) There exists no material default, breach or event of acceleration under such Lease or any other agreement, document or instrument executed in connection with such Lease,

(ii) to such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) knowledge, as applicable, there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration under such Lease and (iii) there exists no material default, breach or event of acceleration under such Lease which such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties and promptly after such acquisition), as applicable, as landlord, or its servicer is not pursuing to cure, resolve or otherwise pursue remedies under such Lease with diligence.

(g) Neither such Lease nor any other agreement, document or instrument executed in connection with such Lease has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect, and such Lease has not been terminated or cancelled, nor has any instrument been executed that would affect any such waiver, modification, alteration, satisfaction, termination, cancellation, subordination or release, except in each case by a written instrument that is part of the related Lease File.

(h) The Mortgaged Property will be covered by a Title Policy (in the case of any Leasehold Mortgaged Property, in the form and to the extent commonly received for commercial real estate properties secured by ground leases) issued during the six months after the First Collateral Date thereof, in an amount at least equal to the Appraised Value of such Mortgaged Property as of such First Collateral Date. The Title Policy insures, as of the date of such policy, that the Collateral Agent has a valid security interest in such Mortgaged Property subject only to the Permitted Exceptions (to the extent stated therein); such Title Policy will be in full force and effect and will name the Collateral Agent as a mortgagee of record; all premiums thereon shall have been paid; and no material claims have been made thereunder. The Title Policy will be issued by a company licensed to issue such policies in the state in which such Mortgaged Property is located.

Schedule II-B-2

(i) The Mortgaged Property is not a Defaulted Asset or a Delinquent Asset as of the First Collateral Date.

(j) As of the date the Lease was acquired by Spirit or such Originator, as applicable, the Tenant had all material licenses, permits and material agreements, including without limitation franchise agreements and certificates of occupancy, necessary for the operation and continuance of the Tenant’s business on the Mortgaged Property; and, to the best of such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) knowledge, (1) the Tenant is not in default of its obligations under any such applicable license, permit or agreement and (2) each such license, permit and agreement is in full force and effect.

(k) The Tenant is not the subject of any bankruptcy or insolvency proceeding.

(l) There are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting, such Lease, such Mortgaged Property or, to such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) knowledge, the Tenant, that is reasonably likely to be determined adversely and, if determined adversely, would materially and adversely affect the value of the Lease or use or value of the Mortgaged Property, or the ability of the Tenant to pay any amounts due under the Lease.

(m) All of the material improvements built or to be built on the Mortgaged Property that were included for the purpose of determining the Appraised Value of the Mortgaged Property as of the First Collateral Date lay within the boundaries of such property and there are no encroachments into the building setback restriction lines of such property in any way that would materially and adversely affect the value of the Mortgaged Property or the ability of the Tenant to pay any amounts due under the Lease (unless affirmatively covered in the applicable Title Policy described in paragraph (h) above).

(n) There are no delinquent or unpaid taxes or assessments, or other outstanding charges affecting the Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage in favor of the Indenture Trustee, other than such amounts that do not materially and adversely affect the value of the Lease or use or value of the Mortgaged Property. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(o) There is no valid dispute, claim, offset, defense or counterclaim to such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) rights in the Lease.

Schedule II-B-3

(p) There is no proceeding pending for the total or material partial condemnation of the Mortgaged Property and the Mortgaged Property is free and clear of any damage that would materially and adversely affect the value or use of such Mortgaged Property.

(q) The Lease and each other agreement, document or instrument executed by the Tenant in connection with such Lease is the legal, valid and binding and enforceable obligation of the Tenant (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) and is in full force and effect.

(r) Except for Leases that permit the Tenant to self-insure, each Lease requires the Tenant to maintain (or make payment to the lessor to cover such premiums) in respect of the Mortgaged Property insurance against loss by hazards (excluding flood and earthquake) and comprehensive general liability insurance in amounts generally required by such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties), and in some cases (which may be only required at an Originator’s or an Issuer’s request), business interruption or rental value insurance for at least six months; all of such insurance required under the related Lease for such Mortgaged Property (including, without limitation, if provided under a master insurance policy of the applicable Issuer or an Affiliate thereof) is in full force and effect subject to any waivers or modifications of such insurance requirements that the Lessor has consented to and are commercially reasonable and, with respect to Originator Conveyed Properties, names such Originator or its respective successors and assigns as an additional insured or, with respect to Third Party Properties, such Issuer will be an additional insured thereunder immediately after giving effect to such acquisition; all premiums for any insurance policies (including, without limitation, any applicable master insurance policy of the applicable Issuer or an Affiliate thereof) required to be paid as of the date of the applicable Property Transfer Agreement (with respect to the Originator Conveyed Properties) or as of the First Collateral Date (with respect to any Third Party Properties) have been paid; all of such insurance policies require the lessee to provide, or use commercially reasonable efforts (or a similar standard) to provide, prior notice to the lessor under the Lease of termination or cancellation, and as of the date of the applicable Property Transfer Agreement (with respect to the Originator Conveyed Properties) or as of the First Collateral Date (with respect to any Third Party Properties), no such notices have been received; either (a) in the event that the Tenant fails to maintain the insurance required thereunder, the Lease (or other applicable document) authorizes the lessor under the Lease to maintain such insurance at the Tenant’s cost and expense and to seek reimbursement therefor from such Tenant or (b) such Mortgaged Property is subject to an umbrella insurance policy that provides substantially the same insurance coverage as that required under the Lease and with respect to which the applicable Issuer is a named beneficiary. If such Mortgaged Property is located in a flood zone area as identified by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, such Mortgaged Property is required under the Lease to be covered by insurance against loss by flood in amounts generally required by such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties), which insurance is in full force and effect. With respect to each Lease that permits the related Tenant to self-insure, such Lease requires one of the following in order for such Tenant to self-insure: (i) the related Tenant to not be in default, and such Tenant or any related Guarantor must be a company listed on the

Schedule II-B-4

NYSE with a rating of “NAIC-2” or better by the National Association of Insurance Commissioners; (ii) the related Tenant to not be in default and maintain a minimum tangible net worth of at least $50,000,000; (iii) the related Tenant to maintain limits of not less than $2,000,000; or (iv) the related Tenant may self-insure up to $100,000 single limits per occurrence for each $10,000,000 of such Tenant’s net worth as reflected on such Tenant’s most recent audited balance sheet.

(s) The Mortgaged Property was subject to one or more environmental assessments or reports (or an update of a previously conducted assessment or report) and the Originator (with respect to Originator Conveyed Properties) or applicable Issuer (with respect to Third Party Properties) has no knowledge of any material adverse environmental conditions or circumstances affecting such Mortgaged Property that were not disclosed in the related assessment(s) or report(s). There are no material adverse environmental conditions or circumstances affecting the Mortgaged Property other than, with respect to any adverse environmental condition described in such report(s), those conditions for which either (a) an environmental insurance policy has been obtained from an insurer meeting the requirements set forth in the Property Management Agreement, with limits the applicable Issuer reasonably believes to be sufficient to satisfy the remediation of such condition and any potential Issuer or Originator liability derivative of such condition, or (b) remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended: (i) a program of annual integrity testing and/or monitoring was implemented in connection with the Mortgaged Property or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was implemented; or (iii) a follow-up plan that was otherwise required under applicable environmental laws or regulations was implemented. The Originator (with respect to Originator Conveyed Properties) or Issuer (with respect to Third Party Properties), as applicable, determined in accordance with the then current Underwriting Guidelines at the time of such determination that adequate funding was available for such program or plan, as applicable. Neither the Originator (with respect to Originator Conveyed Properties) or Issuer (with respect to Third Party Properties) has taken any action with respect to the Mortgaged Property that would subject the applicable Issuer, or its successors and assigns in respect of the Mortgaged Property, to any liability under CERCLA or any other applicable Environmental Law, and neither the Originator (with respect to Originator Conveyed Properties) nor such Issuer (with respect to Third Party Properties) has received any actual notice of a material violation of or liability under CERCLA or any applicable environmental law with respect to the Mortgaged Property that was not disclosed in the related report. The Lease requires the Tenant to comply with all applicable federal, state and local laws. For purposes of this paragraph (s), “Environmental Law” means any present federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, consent decrees, consent or settlement agreements and other governmental directives or requirements, as well as common law, that apply to the Mortgaged Property and relate to Hazardous Substances, including, without limitation, CERCLA and RCRA. For purposes of this paragraph (s), “Hazardous Substances” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is regulated by or prohibited by any federal, state or local

Schedule II-B-5

authority; any substance that requires special handling; and any other material, substance or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

(t) Such Mortgaged Property is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof that would materially and adversely affect the value, use or operation of such Mortgaged Property except those that are insured against by the Title Policy referred to in paragraph (h) above.

(u) The Lease, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the lessors thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(v) With respect to each Mortgaged Property:

(1) such Mortgaged Property is not subject to any lease other than a sublease, a secondary lease, the related Lease and/or a Ground Lease, and, with respect to any Leasehold Mortgaged Property, the related ground lease; no person has any possessory interest in, or right to occupy, the leased property except under and pursuant the Lease, such sublease or such Ground Lease, or with respect to any Leasehold Mortgaged Property, the related ground lease; the Tenant (or sub-tenant) is in occupancy of the Mortgaged Property and is paying rent pursuant to the Lease; and, in the case of any sublease, the Tenant remains primarily liable on the Lease;

(2) the obligations of the related Tenant under the Lease, including, but not limited to, the obligation of Tenant to pay rent, are not reduced by reason of: (i) any damage to or destruction of any portion of a related Mortgaged Property, except damage to such Mortgaged Property caused by casualty in the last thirty-six (36) months of the lease term or substantial damage to the Mortgaged Property such that the improvements cannot be repaired so as to allow Tenant to conduct a substantial part of its business within a specified time period ranging from one hundred eighty (180) days to one (1) year; (ii) any taking of such Mortgaged Property, except a total condemnation and taking of the Mortgaged Property or a partial condemnation and taking that renders the Mortgaged Property unsuitable for the continuation of Tenant’s business; (iii) any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant’s use, occupancy or enjoyment of such Mortgaged Property, except with respect to certain abatement rights in connection with a total casualty or a total condemnation and taking of the Mortgaged Property or a partial casualty or a partial condemnation and taking that in either case renders the Mortgaged Property unsuitable for the continuation of the Tenant’s business;

Schedule II-B-6

(3) neither such Originator (with respect to Originator Conveyed Properties) nor such Issuer (with respect to Third Party Properties), as applicable, as lessor under the Lease, has any monetary obligation under the Lease that has not been satisfied (other than obligations customary for a triple net lease lessor or, in the case of Mortgaged Properties subject to Ground Leases, a Ground Lease lessor);

(4) the Tenant has not been released, in whole or in part, from its obligations under the terms of the Lease (without reference to prior tenants who have been released from their obligations in accordance with the terms of the Lease);

(5) all obligations related to the initial construction of the improvements on the Mortgaged Property have been satisfied and, except for the obligation to rebuild such improvements after a casualty (which obligation is limited by available insurance proceeds), neither such Originator (with respect to Originator Conveyed Properties) nor such Issuer (with respect to Third Party Properties), as applicable, has any nonmonetary obligations as lessor under the Lease (other than obligations customary for a triple net lease lessor (including obligations arising as a result of restrictions of record on such Mortgaged Properties that are generally applicable to other properties within the same commercial real estate development) or, in the case of Mortgaged Properties subject to Ground Leases, a Ground Lease lessor) and has made no representation or warranty under the Lease, the breach of which obligations or representations, as applicable, would result in the abatement of rent, a right of setoff or termination of the Lease;

(6) the operation of any of the terms of the Lease, or the exercise of any rights thereunder, does not render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, defense or counterclaim, and no such right has been asserted;

(7) the Tenant has agreed to indemnify the lessor from any claims of any nature relating to the Lease and the related Mortgaged Property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of environmental and hazardous waste laws resulting from the Tenant’s operation of the property;

(8) any obligation or liability imposed on the lessor by any easement or reciprocal easement agreement is also an obligation of the Tenant under the Lease;

(9) the Tenant is required to make rental payments as directed by the lessor and its successors and assigns; and

(10) except in certain cases where the Tenant may exercise a right of first refusal, the Lease is freely assignable by the lessor and its successors and assigns to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant will be obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

Schedule II-B-7

(w) In connection with Leases with a Guaranty:

(1) such Guaranty, on its face, is unconditional, irrevocable and absolute, and is a guaranty of payment and not merely of collection and contains no conditions to such payment, other than a notice and right to cure; and the Guaranty provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease and does not provide for offset, counterclaim or defense; and

(2) such Guaranty is binding on the successors and assigns of the guarantor and inures to the benefit of the lessor’s successors and assigns and cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved or a predetermined period of time has elapsed.

(x) Solely with respect to Originator Conveyed Properties, no fraudulent acts were committed by such Originator during the origination process with respect to the Lease related to such Mortgaged Property.

(y) In connection with the acquisition of each Mortgaged Property, such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties), as applicable, inspected or caused to be inspected the Mortgaged Property by inspection, appraisal or otherwise as required in the Underwriting Guidelines then in effect at the time of such acquisition.

(z) The origination, servicing and collection of Monthly Lease Payments on such Lease is in all respects legal, proper and prudent and in accordance with customary industry standards.

(aa) To the extent required under applicable law, such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties) was authorized to transact and do business in the jurisdiction in which such Mortgaged Property is located, except where such failure to qualify would not result in a material adverse effect on the enforceability of the related Lease.

(bb) The Mortgaged Property has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the Mortgaged Property or are the subject of access easements for the benefit of the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property or are the subject of access easements for the benefit of the Mortgaged Property. All roads necessary for the full use of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Mortgaged Property.

Schedule II-B-8

(cc) The Lease File contains (or Spirit Realty or an Affiliate thereof holds) a survey with respect to such Mortgaged Property, which survey was deemed sufficient to delete the standard title survey exception (to the extent the deletion of such exception is available in the related state).

(dd) With respect to any Mortgaged Property that is a Leasehold Mortgaged Property, based upon the terms of the related ground lease or an estoppel letter or other writing received from the ground lessor and included in the related Lease File:

(1) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lessor has permitted the interest of the related lessee to be encumbered by the related Lease and the Mortgage filed for the benefit of the Indenture Trustee or the Collateral Agent on its behalf. To the best of such Originator’s or Issuer’s knowledge, as applicable, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related Lease File.

(2) The ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and any such action without such consent is not binding on the lender, its successors or assigns.

(3) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated term of the related Lease.

(4) Based on the Title Policy referenced in paragraph (h) above, the ground lease interest is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, subject to permitted encumbrances and liens that encumber the ground lessor’s fee interest.

(5) The ground lease is assignable to the lender and its assigns without the consent of the ground lessor thereunder.

(6) The ground lease is in full force and effect and no default has occurred under the ground lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the ground lease.

(7) The ground lessor is required to give notice of any default by the related lessee to the lender.

(8) The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the ground lessor may terminate the ground lease.

Schedule II-B-9

(9) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent mortgage lender. The ground lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the ground lessee in any material manner, which would adversely affect the security provided by the related mortgage.

(10) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award.

(11) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(ee) Each Originator Conveyed Property was acquired and each related Lease conveyed to the applicable Issuer was originated (in the case of Leases originated by an Originator) or acquired (in the case of any other Lease) by such Originator in all material respects in accordance with the Underwriting Guidelines in effect at the time of such origination or acquisition. Each Third Party Property and related Lease was acquired by the applicable Issuer in all material respects in accordance with the Underwriting Guidelines in effect at the time of such acquisition.

(ff) No adverse selection was employed in selecting such Lease.

(gg) With respect to any Mortgaged Property which is the subject of a Master Lease (noting that not all properties subject to such Master Lease are included as Mortgaged Properties in the Collateral Pool), the lessor under the Master Lease has assigned its interest in the Leases of the Mortgaged Properties to such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties) and such Originator or such Issuer, as applicable, and the other lessors under the Master Leases have entered into inter-lessor agreements by which the rents and the rights to enforce the provisions of the Master Leases pertinent to any of the Mortgaged Properties have also been assigned to such Originator or Issuer, as applicable.

(hh) Such Mortgaged Property is (i) free of any damage that would materially and adversely affect the use or value of such Mortgaged Property and (ii) in good repair and condition so as not to materially and adversely affect the use or value of such Mortgaged Property; and all building systems contained in such Mortgaged Property are in good working order so as not to materially and adversely affect the use or value of such Mortgaged Property.

(ii) All security deposits collected in connection with such Mortgaged Property are being held in accordance with all applicable laws.

Schedule II-B-10

(jj) To the Originator’s (with respect to Originator Conveyed Properties) or the applicable Issuer’s (with respect to Third Party Properties) actual knowledge, based upon zoning letters, zoning reports, the Title Policy insuring the lien of the Mortgage, historical use and/or other due diligence customarily performed by such party in connection with the acquisition of the Mortgaged Property, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses), including the existence of a certificate of occupancy.

(kk) Such Mortgaged Property constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case an escrow amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part is required until the separate tax lots are created.

(ll) For any Mortgaged Property that is a “post-closing property” as described in the applicable Series Supplement, such Mortgaged Property satisfies the requirements for a “post-closing property” set forth in the applicable Series Supplement.

(mm) For any Mortgaged Property that is a “post-closing property” as described in the applicable Series Supplement, the applicable “post-closing acquisition deliverables” (as defined in the applicable Series Supplement) are in the possession of the applicable Issuer (or the Property Manager on behalf of such Issuer).

(nn) For any Mortgaged Property that is a “post-closing property” as described in the applicable Series Supplement, the Title Policy delivered to the Custodian will meet the following criteria (in addition to the other criteria set forth in these representations and warranties): (i) to the extent available at a commercially reasonable price, such Title Policy (or a marked, signed and redated commitment or pro forma policy to issue such Title Policy) will include an updated or amended “tie-in” or similar endorsement, together with a “first loss” endorsement, to each Title Policy insuring the lien of the Mortgages with respect to each “post-closing property” (as defined in the applicable Series Supplement) and (ii) such Title Policy (or a marked, signed and redated commitment or pro forma policy to issue such Title Policy) shall insure the lien of the Mortgage encumbering each Mortgaged Property, be dated as of the Post-Closing Acquisition Date and contain a first loss endorsement, an ALTA 9 comprehensive endorsement and affirmative coverage (or no exceptions) for mechanics liens.

Solely for the purposes of this Schedule II-B: (1) a Lease relating to an Originator Conveyed Property shall be deemed to have been originated by the Originator conveying such Lease to the applicable Issuer in the event that it was originated by a person who was an Affiliate of such Originator at the time of such origination and (2) an Originator Conveyed Property or related Lease shall be deemed to have been acquired by the Originator conveying such Originator Conveyed Property or related Lease to the applicable Issuer as of the earlier of (x) the date it was acquired by such Originator and (y) the date it was first acquired by a person who was an Affiliate (at the time of such acquisition) of such Originator. Capitalized terms used but not defined in this Schedule II-B shall have the meanings assigned to such terms in the Indenture, or if not defined therein, in the Property Management Agreement.

Schedule II-B-11